UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POWER AIR CORPORATION
(Exact name of registrant as specified in charter)
NEVADA (State or jurisdiction of incorporation or organization)	1000 (Primary Standard Industrial Classification Code Number)	98-0433974 (I.R.S. Employer Identification No.)
4777 Bennett Drive, Suite E, Livermore, California 94551 Telephone: (925) 960-8777
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Remy Kozak President, Chief Executive Officer and Principal Executive Officer 4777 Bennett Drive, Suite E, Livermore, California 94551 Telephone: (925) 960-8777
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Thomas J. Deutsch, Esq.
LANG MICHENER LLP
1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7
Telephone: (604) 689-9111 and Facsimile: (604) 685-7084

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [     ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [     ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [     ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [     ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
Common stock, par value $0.001 per share(2)	3,183,371	$1.76	$5,602,732.96	$599.49
Common stock, par value $0.001 per share(3)	3,183,371	$1.76	$5,602,732.96	$599.49
Total	6,366,742		$11,205,465.92	$1,198.98

  In addition to the shares set forth in the table, this registration statement also covers any additional shares that shall become issuable by reason of any stock split, stock dividend, recapitalization or other similar transaction that results in an increase in the number of outstanding shares in accordance with Rule 416(a) of the Securities Act.

  The Company issued has issued an aggregate of 3,183,371 units (each a "Unit") at a price of $0.65 per Unit, with each Unit consisting of one share of common stock and one non-transferable Series A common stock purchase warrant (each a "Series A Warrant") to the selling shareholders named herein. The Common Stock to be registered represents those 3,183,371 shares of common stock issued in connection with the issue of the Units.

  Comprised of 3,183,371 shares of common stock issuable upon exercise of the Series A Warrants. Each Series A Warrant entitles the holder to purchase one additional share of common stock at a price of $1.00 per share for a period of two years from the date of issuance.

  Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c). We have based the fee calculation on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on June 5, 2006.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JUNE 8, 2006

PROSPECTUS

POWER AIR CORPORATION

6,366,742 Shares of Common Stock

This prospectus relates to the sale of 3,183,371 shares of our common stock by the selling shareholders named in this prospectus under the heading "Selling Shareholders". We will not receive any proceeds from the sale of the currently outstanding common stock by the selling shareholders. In addition, this prospectus relates to the resale of 3,183,371 shares issuable upon the exercise of outstanding warrants to acquire shares of our common stock by the selling shareholders. We will receive proceeds from this offering in the event that any warrants are exercised. If all of the warrants are exercised, we will receive proceeds in an amount up to $3,183,371.

Our common stock is quoted on the OTC Bulletin Board under the symbol "PWAC.OB". The last reported sale price of our shares of common stock on the OTC Bulletin Board on June 5, 2006 was $1.76 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus titled "Risk Factors" on pages 6 through 12 before buying any of our shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ◆ , 2006

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TABLE OF CONTENTS
Item	Page No.
ABOUT THIS PROSPECTUS	1
RISK FACTORS	6
RISKS RELATED TO OUR OPERATING RESULTS	6
Because we are currently a development stage company, we have no products available for sale or use and may lack the financial resources needed to bring products to market.	6
If we are unable to develop any commercially viable ZAFC fuel cell based products that can be marketed and sold, then we may not be able to achieve revenues and our business may fail.	6
Because we have not earned any revenues from operations, all our capital requirements have been met through financing and it is not certain we will be able to continue to find financing to meet our operating requirements.	6
Our auditors have expressed substantial doubt about our ability to continue as a going concern.	7
Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment.	7
Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future.	7
We have no strategic agreements in place.	7
We could lose or fail to attract the personnel necessary to run our business.	7
Our directors may experience conflicts of interest which may detrimentally affect our profitability.	8
Because we have only recently commenced business operations, we may not be able to effectively manage the demands required of a new business in our industry.	8
Because we have a history of losses and anticipate continued losses through our development stage, we may lack the financial stability required to continue operations.	8
Even if we are able to successfully develop products incorporating our ZAFC fuel cell technology, our inability successfully manufacture these products, either ourselves or through OEM's with whom we may enter into strategic relationships, would result in our inability to commercialize our technology and achieve revenues .	8
A mass market for our products may never develop or may take longer to develop than we anticipate.	8
We currently face and will continue to face significant competition.	9
Because we are significantly smaller than the majority of our national competitors we may lack the financial resources needed to capture market share.	9
Because we may not be able to obtain patents for the devices we are currently researching, we may not be able to protect our intellectual property rights.	9
We may be involved in intellectual property litigation that causes us to incur significant expenses or prevents us from selling our products.	10
We are dependent on third party suppliers for the supply of key materials and components for our products.	10
We anticipate that we will be dependent upon external OEMs to purchase certain of our products.	10
Because product liability is inherent in the Company's industry and insurance is expensive and difficult to obtain, the Company may be exposed to large lawsuits.	10
Regulatory changes could hurt the market for products incorporating our ZAFC fuel cell technology.	10
RISKS RELATED TO OUR COMMON STOCK	11
The trading price of our common stock can be volatile.	11
A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.	11
Because our stock is traded on the OTCBB and not a larger or more recognized exchange, investors may find it difficult to sell their shares or obtain accurate quotations for share prices.	11
A majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.	11
Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and the NADSD's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.	12
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	13
SELLING SHAREHOLDERS	13
PLAN OF DISTRIBUTION	18

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LEGAL PROCEEDINGS		19
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS		20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		23
DESCRIPTION OF SECURITIES		25
EXPERTS		25
INTERESTS OF NAMED EXPERTS AND COUNSEL		25
DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES		26
ORGANIZATION SINCE INCORPORATION		26
DESCRIPTION OF BUSINESS		28
DESCRIPTION OF PROPERTIES		40
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS		40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS		46
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER INFORMATION		48
EXECUTIVE COMPENSATION		48
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS		50
WHERE YOU CAN FIND MORE INFORMATION		51
FINANCIAL STATEMENTS		52
PART II INFORMATION NOT REQUIRED IN PROSPECTUS		84
ITEM 24.	INDEMNIFICATION OF OFFICERS AND DIRECTORS	84
ITEM 25.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	86
ITEM 26.	RECENT SALES OF UNREGISTERED SECURITIES	87
ITEM 27.	EXHIBITS	88
ITEM 28.	UNDERTAKINGS	90
SIGNATURES		92
POWER OF ATTORNEY		92

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement containing this prospectus, including the exhibits to the registration statement, also contains additional information about Power Air Corporation and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission's website (located at www.sec.gov) or at the Securities and Exchange Commission's Public Reference Room mentioned under the heading "Where You Can Find More Information" of this prospectus.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. Our business, financial condition or results of operations may have changed since that date.

REFERENCES

As used in this prospectus: (i) the terms "we", "us", "our" and the "Company" mean Power Air Corporation and our wholly-owned subsidiaries, Power Air Tech, Inc. ("Power Air Tech") and Power Air (Canada) Corporation ("Power Air Canada"); (ii) "SEC" refers to the Securities and Exchange Commission; (iii) "Securities Act" refers to the Securities Act of 1933, as amended; (iv) "Exchange Act" refers to the Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

The Company

We were incorporated as Fortune Partners Inc. under the laws of the State of Nevada on August 26, 2004. We acquired all of the issued and outstanding shares of Power Air Tech Inc., a Delaware corporation on September 30, 2005. We issued an aggregate of 22,617,275 shares of our common stock in connection with this acquisition. We changed our name to "Power Air Corporation " on December 22, 2005. Our acquisition of Power Air Tech has been accounted for as a reverse merger.

Through Power Air Tech, we are the owner of an exclusive world-wide license for the development and commercialization of the zinc air fuel cell ("ZAFC") technology developed through an extensive joint collaboration effort with Lawrence Livermore National Laboratory and the United States Department of Energy ("DOE"). Power Air Tech's license also provides us with exclusive word-wide rights to a second LLNL patent pertaining to a low-cost process for recovering zinc and converting it to pellet form for reuse in the ZAFC system. LLNL is a leading United States Government research and development facility located in Livermore, California.

Our ZAFC technology is a metal oxide fuel cell using simple physical chemistry. It uses a combination of atmospheric oxygen and zinc pellets in a liquid alkaline electrolyte mixture referred to as an "electrolyte" to generate electricity. The by-products from the chemical reaction are zinc oxide and potassium zincates. The electrolyte used in the ZAFC fuel cells is potassium hydroxide, a chemical which is readily available in commercial quantities. In operation, the fuel cell consumes all of the zinc; and is operationally quiet, providing instantaneous stable electrical energy with zero greenhouse gas emissions.

Our objective is to commercialize the ZAFC technology to the stage where the technology can be incorporated into ZAFC products that can be manufactured and sold for use in power supply commercial applications. We have completed initial development work on a prototype zinc air fuel cells incorporating our technology. We plan to continue this development work in order to develop products incorporating our ZAFC technology that can commercially marketed to consumers. In pursing this objective, we plan to pursue strategic relationships with original equipment manufacturers ("OEMs") who would incorporate our ZAFC technology into fuel cell products to be manufactured and sold by the OEM.

We have determined to focus our initial development efforts on the design and development of one ZAFC product that we envision would be manufactured and marketed by an OEM. This initial ZAFC product will be a ZAFC based portable emergency generator designed for back-up or emergency use in homes and small businesses. We have developed prototype fuel cells using our ZAFC technology. In order to complete development of a commercial ZAFC product, we will have to complete the following phases of development:

  completion of product and program concepts;

  completion of the design, manufacture and testing of engineering prototypes;

  completion of the design, manufacture and testing of manufacturing prototypes; and

  pilot production of commercial products.

We anticipate that our working capital will be sufficient to enable us to complete the product and program concept phases, the design, manufacture and testing of engineering prototypes and the design of a manufacturing prototype. Our ability to complete the manufacture and testing of manufacturing prototypes and the pilot production of commercial products will require that we obtain additional financing. Accordingly, we will not be able to develop our first commercial product unless we obtain additional financing. We also have not yet entered into any strategic relationship with an OEM for the development and manufacturing of our initial product.

Our long-term goal is to be a commercially viable fuel cell company, powering low cost, silent, zero emission fuel cell based products developed with OEM partners for portable, stationary, light mobility and transportation markets. However, we have not yet completed the development of any products incorporating our ZAFC fuel cell technology that can be commercially marketed and sold. Further, we have not achieved any revenues to date and we do not anticipate achieving any revenues over the next twelve months. As a result, we are considered a development stage company. We will require substantial additional financing for us to achieve our business objectives.

Our principal business offices are located at 4777 Bennett Drive, Suite E, Livermore, California, U.S.A, 94550 and our telephone number is (925) 960-8777.

The Offering
The Issuer	Power Air Corporation
The Selling Shareholders

The selling shareholders are comprised of our existing shareholders who purchased units comprised of one share our common stock and one Series A warrant in private placement transactions that completed in 2005 and 2006. Each Series A Warrant entitles the selling shareholder to purchase one additional share of our common stock at a price of $1.00 per share for a period of two years from the date of issuance. The selling shareholders are named in this prospectus under "Selling Shareholders".

Shares Offered by the Selling Shareholders

The selling shareholders are offering up to an aggregate of 6,366,742 shares of our common stock comprised of:

    3,183,371 shares of our common stock acquired by the selling shareholders in the private placement transactions; and

    3,183,371 shares of our common stock that may be acquired by the selling shareholders upon exercise of the Series A Warrants.

Offering Price

The Selling Shareholders may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices, at prices related to prevailing market prices, at varying prices or negotiated prices. The shares may be sold directly or through agents or broker-dealers acting as agents on behalf of the Selling Shareholders. We will pay substantially all the expenses relating to the registration of the shares offered by this prospectus, except for sales commissions and other fees applicable to sales of the shares. See "Plan of Distribution" for a description of the methods of distribution.

Use of Proceeds

We will not receive any proceeds from the sale of the currently outstanding common stock held by the selling shareholders. We will receive proceeds in the event that any Series A warrants are exercised. If all of the Series A warrants are exercised, we will receive proceeds in an amount up to $3,183,371.

Market for our Common Stock	Our common stock is quoted on the OTC Bulletin Board under the symbol "PWAC.OB". The last reported sale price for our shares on the OTC Bulletin Board on June 5, 2006 was $1.76 per share.
Outstanding Shares of Common Stock

There were 43,000,646 shares of our common stock issued and outstanding as at June 8, 2006. If all Series A Warrants are exercised, then there would be 46,184,017 shares of our common stock issued and outstanding.

Risk Factors	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

Summary of Financial Data

The following consolidated financial data has been derived from and should be read in conjunction with: (i) our unaudited interim financial statements as at and for the six months ended March 31, 2006; and (ii) our audited financial statements for the transition period from June 30, 2005 to September 30, 2005 and for the years ended June 30, 2005 and 2004, together with the notes to these financial statements and the section of this prospectus entitled "Management's Discussion and Analysis or Plan of Operations" included elsewhere herein.

On September 30, 2005, we acquired all of the issued and outstanding shares of Power Air Tech. The acquisition has been accounted for as a reverse merger as the acquisition resulted in the former shareholders and creditors of Power Air Tech owning the majority of our issued and outstanding shares. Under the rules governing reverse acquisition accounting, the amounts presented in our financial statements prior to September 30, 2005 are those of Power Air Tech.

The financial year end of Power Air Tech was originally June 30. We have, however, elected to change the fiscal year end of Power Air Tech to September 30. As a result, we have included audited financial statements for the transition period from June 30, 2005 to September 30, 2005.

Balance Sheet Data

	As at March 31, 2006	As at September 30, 2005
	(Unaudited)	(Audited)
Cash and cash equivalents	$497,278	$1,040,998
Working capital	545,906	785,006
Total assets	714,297	1,062,963
Total liabilities	89,591	277,957
Total stockholders' equity	624,706	785,006

Statement of Operations Data

	Six Months Ended March 31, 2006	From inception until September 30, 2005
	(Unaudited)	(Audited)
Revenue	$ -	$ -
Operating expenses	(963,045)	(6,618,578)
Interest expense	-	(112,101)
Net loss	(963,045)	(6,730,679)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our shares of common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties, including those that we do not know about or that we currently deem immaterial, also may adversely affect our business. The trading price of our shares of common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Operating Results

Because we are currently a development stage company, we have no products available for sale or use and may lack the financial resources needed to bring products to market.

We are in the development stage and we have not completed the development of any products incorporating our ZAFC technology that can be commercially sold. We will not achieve commercialization of our products until such time, if ever, that we complete further development of our technology and design of products that may be commercially marketed and sold. Our long-term viability growth and profitability will depend upon successful testing, approval and commercialization of products incorporating our technology resulting from our research and development activities. Adverse or inconclusive results in the development and testing of these products could significantly delay or ultimately preclude commercialization of our technology.

If we are unable to develop any commercially viable ZAFC fuel cell based products that can be marketed and sold, then we may not be able to achieve revenues and our business may fail.

We cannot guarantee that we will be able to develop commercially viable fuel cell based products on the timetable we anticipate, or at all. The commercialization of our fuel cell products requires substantial technological advances to improve the efficiency, functionality, reliability, cost and performance of these systems and products and to develop commercial volume manufacturing processes for these systems and products. We cannot guarantee that we will be able to internally develop the technology necessary for commercialization of our fuel cell products, or that we will be able to acquire or license the required technology from third parties. Developing the technology for high-volume commercialization requires substantial capital, and we cannot assure you that we will be able to generate or secure sufficient funding on terms acceptable to us to pursue our high-volume commercialization plans. In addition, before we release any product to market, we subject it to numerous field tests. These field tests may encounter problems and delays for a number of reasons, many of which are beyond our control. If these field tests reveal technical defects or reveal that our products do not meet performance goals, including useful life and reliability, our commercialization schedule could be delayed, and potential purchasers may decline to purchase our systems and products. Our inability to develop commercially viable fuel cell based products that can be marketed and sold will result in our inability to earn revenues and achieve profitability, with the result that our business may fail.

Because we have not earned any revenues from operations, all our capital requirements have been met through financing and it is not certain we will be able to continue to find financing to meet our operating requirements.

Notwithstanding the recent completion by us of our private placement financings, we will need to obtain additional financing in order to pursue our business plan. As of March 31, 2006, we had cash on hand of $497,278. Our business plan calls for significant expenses in connection with the development of our ZAFC business. Our capital requirements have been and will continue to be significant. We will be dependant on future financing to fund our research and development as well as other working capital requirements. We estimate that our current working capital will support its activities for no more than nine months. After that time we will need additional financing. We are currently anticipating further subscriptions for our common stock, but there can be no assurance that these subscriptions will be forthcoming or that they will result in sufficient capital for us to meet our current and expected working capital needs. It is not anticipated that any of our officers, directors or current shareholders will provide any significant portion of our future financing requirements. Furthermore, in the event that our plans change, our assumptions change or prove inaccurate, or our capital resources prove to be insufficient to fund operations, we could be required to seek additional financing sooner than currently anticipated, or in greater amounts than is currently anticipated. Any inability to obtain additional financing when needed would have a material adverse effect on us, including possibly requiring we to significantly curtail or possibly cease its operations. In addition, any future equity financing may involve substantial dilution to the Company's existing shareholders.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the period from inception to September 30, 2005 have been prepared assuming that we will continue as a going concern. We have incurred net losses since inception and, as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment.

We have not earned any revenues and we have not achieved profitability as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the further commercialization of our ZAFC technology. These potential problems include, but are not limited to, unanticipated problems relating to costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future.

We have never earned revenues and we have never been profitable. Prior to completing the commercialization of our ZAFC technology, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate significant revenues from the commercialization of our technology, our business will likely fail and you will lose your entire investment.

We have no strategic agreements in place.

A key component of our business plan is to enter into strategic relationships with OEMs with whom we would work to design and develop products incorporating our ZAFC technology that would be manufactured, marketed and sold by the OEMs. We currently have no commercialization or strategic partnership agreements in place to assist in the development and funding of additional prototypes. These agreements need to be completed as soon as reasonably possible. Our growth will depend, in large part, on such partnerships. If we are unable to develop and maintain these relationships, our ability to penetrate and compete successfully in the fuel cell market would be materially adversely affected, which would have a material adverse effect on our business, results of operations, financial condition and cash flows.

We could lose or fail to attract the personnel necessary to run our business.

Our success depends in large part on our ability to attract and retain key management, engineering, scientific, manufacturing and operating personnel. As we develop additional manufacturing capabilities and expand the scope of our operations, we will require more skilled personnel. Recruiting personnel for the fuel cell product industry is highly competitive. We cannot guarantee that we will be able to continue to attract and retain qualified executive, managerial and technical personnel needed for our business. Our failure to attract or retain qualified personnel could delay or result in our inability to complete our business plan for the commercialization of our ZAFC fuel cell technology.

Our directors may experience conflicts of interest which may detrimentally affect our profitability.

Certain directors and officers may be engaged in, or may in the future be engaged in, other business activities on their own behalf and on behalf of other companies and, as a result of these and other activities, such directors and officers may become subject to conflicts of interest, which could have a material adverse effect on our business.

Because we have only recently commenced business operations, we may not be able to effectively manage the demands required of a new business in our industry.

We have never earned revenues and we have never been profitable. There can be no assurance that we will effectively execute our business plan or manage any growth of our business, or that our future operating and financial forecast will be met. Future development and operating results will depend on many factors, including access to adequate capital, the completion and regulatory approval of marketable products, the demand for our products, the level of product and price competition, our success in setting up and expanding distribution channels and whether we can control costs. Many of these factors are beyond our control. In addition, our future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in its industry, which is characterized by intense competition, rapid technological change, highly litigious competitors, potential product liability and significant regulation. If we are unable to address these matters, or any of them, then we may not be able to successfully implement our business plan for the commercialization of our ZAFC fuel cell technology or achieve revenues or profitability.

Because we have a history of losses and anticipate continued losses through our development stage, we may lack the financial stability required to continue operations.

Since inception we have suffered recurring losses. We have funded our operations through the issuance of common stock in order to meet our strategic objectives. We anticipate that our losses will continue until such time, if ever, as we are able to generate sufficient revenues to support our operations. Our ability to generate revenue primarily depends on our success in completing development and obtaining regulatory approvals for the commercial sale of the products under development. There can be no assurance that any such events will occur, that we will attain revenues from commercialization of our products or that we will ever achieve profitable operations.

Even if we are able to successfully develop products incorporating our ZAFC fuel cell technology, our inability successfully manufacture these products, either ourselves or through OEM's with whom we may enter into strategic relationships, would result in our inability to commercialize our technology and achieve revenues .

To successfully commercialize our ZAFC fuel cell technology, we must develop, either ourselves or through OEM's with whom we may enter into strategic relationships, the ability to manufacture our products in quantities in compliance with regulatory requirements and at an acceptable cost. We have no long-term experience in manufacturing products and could experience difficulties in development or manufacturing could impair our ability to successfully commercialize products incorporating our ZAFC fuel cell technology. Moreover, there can be no assurance that we or OEM's which whom we enter into strategic relationships will be successful in scaling up manufacturing operations sufficient to produce our products in sufficient volume and at acceptable manufacturing costs to generate market acceptance.

A mass market for our products may never develop or may take longer to develop than we anticipate.

Our fuel cell products represent emerging markets, and we do not know whether end-users will want to use them. The development of a mass market for our fuel cell products may be affected by many factors, some of which are beyond our control, including the emergence of newer, more competitive technologies and products, the future cost of fuels used by our systems, regulatory requirements, consumer perceptions of the safety of our products and related fuels, and consumer reluctance to buy a new product, any of which could have a material adverse effect on our business, results of operations, financial condition and cash flows. In the event that consumers do not demand our products or if the market for our products develops slower than we anticipate, then our ability to achieve significant revenues and profitability will be impaired or delayed.

We currently face and will continue to face significant competition.

As fuel cell products have the potential to replace existing power products, competition for our products will come from current power technologies, from improvements to current power technologies and from new alternative power technologies, including other types of fuel cells. Each of our target markets is currently serviced by existing manufacturers with existing customers and suppliers. Additionally, there are competitors working on developing technologies such as other types of fuel cells, advanced batteries and hybrid battery/internal combustion engines in each of our targeted markets. The fuel cell product market is becoming more competitive with products from many companies, many of which are larger with greater financial resources. Many large competitors may also eventually dominate the marketplace with access to significantly more financing than our Company. Across the United States, Canada, Europe and Japan, corporations, national laboratories and universities are actively engaged in the development and manufacture of fuel cell products and components. Each of these competitors has the potential to capture market share in each of our target markets. If competitors are able to introduce competing products that are more readily accepted by consumers or cost less than the products incorporating our technology, then a significant consumer demand for our products may not develop and we may not be able to achieve significant revenues or profitability.

Because we are significantly smaller than the majority of our national competitors we may lack the financial resources needed to capture market share.

The market in which we intend to operate is dominated by several large firms with established products, and our success will be dependant upon acceptance of our products by the market as reliable, safe and cost-effective power solutions. It may be difficult or impossible for us to achieve such acceptance of our products in view of competitive market conditions. Many of our competitors have substantial financial resources, customer bases, manufacturing, marketing and sales capabilities, and businesses or other resources, which give them significant competitive advantages over us. Thus it is likely that they will be quicker to market than we will, with products that will compete with our products, should our products be successfully approved and commercialized. Moreover, even if we successfully brings our products to market ahead of our projected competitors, established competitors may be able to quickly bring products to market that would compete. In addition, the market is subject to constant introduction of new products and designs. Market acceptance of our products may be influenced by new products or technologies that come to market, which could render our products obsolete or prohibitively expensive. If we are unable to address these matters, or any of them, then our products may not be able to compete in the marketplace with products offered by competitors and we may not be able to achieve significant revenues or profitability.

Because we may not be able to obtain patents for the devices we are currently researching, we may not be able to protect our intellectual property rights.

Our success will depend in part on whether we can obtain additional patent protection for our products and processes, preserve trade secrets and proprietary technology and operate without infringing upon patent or other proprietary rights of third parties. We cannot provide any assurance that any of our existing licensed patents will not be challenged or that we will be able to achieve any future patent protection for our technology. Established companies in our industry generally are aggressive in attempts to block new entrants to their markets, and may allege that our products, if successfully developed, interfere with the intellectual property rights of these companies. Our success will depend on our products not infringing patents that belong to others. Furthermore, the validity and breadth of claims in our licensed technology patents involve complex legal and factual questions and, therefore, are highly uncertain. Even if the we are successful in obtaining additional patents for our technology there can be no assurance that we will be able to successfully assert our patents against competing products.

Moreover, our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. Particularly, we cannot assure you that any of our pending or future patent applications will be issued with the breadth of claim coverage sought by us, if issued at all.

In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries.

We may be involved in intellectual property litigation that causes us to incur significant expenses or prevents us from selling our products.

We may become subject to lawsuits in which it is alleged that we have infringed the intellectual property rights of others or commence lawsuits against others who we believe are infringing upon our rights. Our involvement in intellectual property litigation could result in significant expense to us, adversely affecting the development of sales of the challenged product or intellectual property and diverting the efforts of our technical and management personnel, whether or not such litigation is resolved in our favour. In the event of an adverse outcome as a defendant in any such litigation, we may, among other things, be required to: pay substantial damages; cease the development, manufacture, use, sale or importation of products that infringe upon other patented intellectual property; expend significant resources to develop or acquire non-infringing intellectual property; discontinue processes incorporating infringing technology; or obtain licenses to the infringing intellectual property, any of which could have a material adverse effect on our business and financial results.

We are dependent on third party suppliers for the supply of key materials and components for our products.

We have established relationships with third party suppliers, upon whom we rely to provide materials and components for our products. A supplier's failure to supply materials or components in a timely manner, or to supply materials and components that meet our quality, quantity or cost requirements, or our inability to obtain substitute sources for these materials and components in a timely manner or on terms acceptable to us, could harm our ability to manufacture our products. To the extent that the processes which our suppliers use to manufacture the materials and components are proprietary, we may be unable to obtain comparable materials or components from alternative suppliers, and that could adversely affect our ability to produce viable fuel cell products at a reasonable price or significantly raise our cost of producing such products. In addition, zinc is a key component of our fuel cells. While we do not anticipate significant near or long term shortages in the supply of zinc, increases in the price of zinc could adversely affect our ability to produce commercially viable fuel cell products, or significantly raise our cost of producing such products.

We anticipate that we will be dependent upon external OEMs to purchase certain of our products.

To be commercially useful, most of our fuel cell products must be integrated into products manufactured by OEMs. We can offer no guarantee that OEMs will manufacture appropriate products or, if they do manufacture such products, that they will choose to use our fuel cell products. Any integration, design, manufacturing or marketing problems encountered by OEMs could materially adversely affect our ability to achieve commercialization of products incorporating our ZAFC fuel cell technology.

Because product liability is inherent in the Company's industry and insurance is expensive and difficult to obtain, the Company may be exposed to large lawsuits.

Our business exposes us to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of its proposed products. While we will take precautions that we deem to be appropriate to avoid product liability suits against us, there can be no assurance that we will be able to avoid significant product liability exposure. Product liability insurance for our industry is generally expensive, to the extent it is available at all. We have not yet sought to obtain product liability coverage. We intend to obtain such coverage when it is apparent that our products will be marketable. There can be no assurance that it will be able to obtain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful product liability claim brought against us may exceed any insurance coverage secured by us and could require us to pay a judgement or settlement amount that is substantial in terms of our available financial and capital resources.

Regulatory changes could hurt the market for products incorporating our ZAFC fuel cell technology.

Changes in existing government regulations and the emergence of new regulations with respect to fuel cell products may hurt the market for our products. Environmental laws and regulations in the U.S. (particularly in California) and other countries have driven interest in fuel cell systems; and the deregulation of the electric utility industry in the U.S. and elsewhere has created market opportunities for fuel cell products in the portable, stationary, light mobility and transportation markets. We cannot guarantee that these laws and policies will not change. Changes in these laws and other laws and policies or the failure of these laws and policies to become more widespread could result in manufacturers abandoning their interest in fuel cell products or favouring alternative technologies. In addition, as fuel cell products are introduced into our target markets, the U.S. and other governments may impose burdensome requirements and restrictions on the use of fuel cells that could reduce or eliminate demand for some or all of our products. Accordingly, changes in government regulation could reduce demand for products incorporating our ZAFC fuel cell technology.

Risks Related to Our Common Stock

The trading price of our common stock can be volatile.

The price of our common shares may increase or decrease in response to a number of events and factors, including: trends in the fuel cell markets in which we operate; changes in the market price of the commodities we use in our products; current events affecting the economic situation in North America; changes in financial estimates; our acquisitions and financings; quarterly variations in our operating results; the operating and share price performance of other companies that investors may deem comparable; and purchase or sale of blocks of the our common shares. These factors, or any of them, may materially adversely affect the prices of our common shares regardless of our operating performance.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

Because our stock is traded on the OTCBB and not a larger or more recognized exchange, investors may find it difficult to sell their shares or obtain accurate quotations for share prices.

Our common stock is traded on the NASD Over-the-Counter Bulletin Board (the "OTCBB"). Investors may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock than would otherwise be the case if our common stock was listed on a more recognized stock exchange or quotation service. In addition, trading in our common stock is currently subject to certain rules under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock." Penny stocks are generally non-NASD equity securities with a market price less than $5.00 per share. The penny stock rules require broker-dealers selling penny stocks to make certain disclosures about such stocks to purchasers thereof, and impose sales practice restrictions on broker-dealers in certain penny stock transactions. The additional burdens imposed upon broker-dealers by these rules may discourage them from effecting transactions in our common stock, which could limit the liquidity of the common stock and the ability of our stockholders to sell their stock in the secondary market.

A majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

A majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States. The foregoing risks also apply to those experts identified in this prospectus that are not residents of the United States.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and the NADSD's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission (the "SEC") has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

In addition to the "penny stock" rules promulgated by the SEC, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors". These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the United States Private Securities Litigation Reform Act of 1995 does not apply to the offering made by this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered by the Selling Shareholders under this prospectus. We would receive gross proceeds in the approximate amount of $3,183,371 assuming the exercise of all warrants of which the underlying common stock are being offered hereby.

All proceeds from the sale of the shares will be for the account of the selling shareholders, and they will pay any and all expenses incurred by them for brokerage, accounting or tax services (or any other expenses incurred by them in disposing of their shares). We will however incur substantially all of the costs associated with the filing of this prospectus and the registration statement of which it forms a part.

SELLING SHAREHOLDERS

The selling stockholders named in this prospectus are offering all of the 6,366,742 shares of common stock offered through this prospectus. The selling shareholders are comprised of our existing shareholders who purchased units in separate private placement transactions that completed on September 30, 2005, November 30, 2005 and March 15, 2006. The private placement transactions were completed in reliance of Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), with respect to investors in the United States, and in reliance of Rule 903 of Regulation S of the Securities Act, with respect to those investors who were not "U.S Persons", within the meaning of Regulation S, and who were otherwise outside of the United States. Sales to United States investors pursuant to Rule 506 of Regulation D were limited to investors who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D. Each unit was comprised of one share our common stock and one Series A warrant. Each Series A Warrant entitles the selling shareholder to purchase one additional share of our common stock at a price of $1.00 per share for a period of two years from the date of issuance.

The 6,366,742 shares of our common stock offered by the selling shareholders are comprised of:

  3,183,371 shares of our common stock acquired by the selling shareholders in the private placement transactions; and

  3,183,371 shares of our common stock that may be acquired by the selling shareholders upon exercise of the Series A Warrants.

The following table sets forth certain information regarding the beneficial ownership of the shares of common stock to be sold by the selling shareholders as of June 8, 2006. The number of shares by the selling shareholders include both the shares issued in the private placement transactions and the shares issuable to the selling shareholders upon exercise of the Series A Warrants.

Information with respect to beneficial ownership is based upon information obtained from the selling shareholders. Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common shares by the selling stockholders. Except as described below, to our knowledge, each of the named Selling Shareholders beneficially owns and has sole voting and investment power over, all shares or rights to these shares. Other than the relationships described below, none of the selling shareholders had or have any material relationship with us. None of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

Name of Selling Shareholder	Shares Beneficially Owned Prior to this Offering(1)	Shares to be Offered under this Prospectus(1)	Number of Shares Owned After Offering and Percentage of Total of the Issued and Outstanding
			Shares Beneficially Owned After Offering	Percentage of Issued and Outstanding Shares
September 30, 2005 Private Placement
Zhi Qiu Huang	110,000	110,000	Nil	Nil
Robert Ross Berntson	80,000	80,000	Nil	Nil
Dan Luo	280,000	280,000	Nil	Nil
Paul R. Dickinson & Barbara H. Dickinson	60,000	60,000	Nil	Nil
Joseph Clare	20,000	20,000	Nil	Nil
Sean Lee	22,000	22,000	Nil	Nil
Technology Investors, LLC	60,000	60,000	Nil	Nil
Frederik Salari	30,770	30,770	Nil	Nil
Colin Brock & Barbara Brock	20,000	20,000	Nil	Nil
Henry Sahm	150,000	150,000	Nil	Nil
Bruce G. Charlish	20,000	20,000	Nil	Nil
Samantha Weng	60,000	60,000	Nil	Nil
Wee Kim Leng Clarence	40,000	40,000	Nil	Nil
Columbia Cascade Holding Corp.	80,000	80,000	Nil	Nil
Gower Point Investments Ltd.	40,000	40,000	Nil	Nil
William Frowd Sug	20,000	20,000	Nil	Nil
Garth Gaudette	40,000	40,000	Nil	Nil
Rob Mazurenko	20,000	20,000	Nil	Nil
Gary Anderson	40,000	40,000	Nil	Nil
Lori Prest(2)	10,000	10,000	Nil	Nil
Rick Gendemann	40,000	40,000	Nil	Nil
Beverly Libin	41,538	41,538	Nil	Nil
Janis Blackall	10,000	10,000	Nil	Nil
Christopher Ketchum	40,000	40,000	Nil	Nil
Steven R. Reed	40,000	40,000	Nil	Nil
BAB Holdings Ltd.	60,000	60,000	Nil	Nil
Brian Jessel	20,000	20,000	Nil	Nil
Beacon Pacific Capital	458,000	458,000	Nil	Nil

Name of Selling Shareholder	Shares Beneficially Owned Prior to this Offering(1)	Shares to be Offered under this Prospectus(1)	Number of Shares Owned After Offering and Percentage of Total of the Issued and Outstanding
			Shares Beneficially Owned After Offering	Percentage of Issued and Outstanding Shares
Jean Florendo	25,000	25,000	Nil	Nil
Wei-Yoo Investments (1979) Ltd.	60,000	60,000	Nil	Nil
Donald M. Prest(3)	80,000	80,000	Nil	Nil
Chen Zou	40,000	40,000	Nil	Nil
Ping Li	40,000	40,000	Nil	Nil
Brookwest Capital Inc.	100,000	100,000	Nil	Nil
Jennifer Albano	40,000	40,000	Nil	Nil
Todd Kesslar	20,000	20,000	Nil	Nil
CIBC World Markets ITF Mark Thompson A/c #552-10396-19	20,000	20,000	Nil	Nil
Dianne C. Prest(4)	100,000	100,000	Nil	Nil
Martha Kuyek	20,000	20,000	Nil	Nil
John A. Halse	60,000	60,000	Nil	Nil
Donna L. Delaplace	20,000	20,000	Nil	Nil
David E. Lancaster	40,000	40,000	Nil	Nil
Michael J. David	40,000	40,000	Nil	Nil
Dianna Reimer	20,000	20,000	Nil	Nil
Jim N. Purewal	20,000	20,000	Nil	Nil
Bradley D. Becker Inc.	46,000	46,000	Nil	Nil
Thomas J. Deutsch Law Corporation(5)	160,000	160,000	Nil	Nil
735612 B.C. Ltd.	360,000	360,000	Nil	Nil
Anouk Sabo	20,000	20,000	Nil	Nil
Strato Malamas	150,000	150,000	Nil	Nil
Chris Marett	20,000	20,000	Nil	Nil
George Fish	20,000	20,000	Nil	Nil
Jim Fish	40,000	40,000	Nil	Nil
Peter de Verteuil	40,000	40,000	Nil	Nil
Carol Prest(6)	20,000	20,000	Nil	Nil
Balbir Purewal	20,000	20,000	Nil	Nil
Jasbir Purewal	10,000	10,000	Nil	Nil

Name of Selling Shareholder	Shares Beneficially Owned Prior to this Offering(1)	Shares to be Offered under this Prospectus(1)	Number of Shares Owned After Offering and Percentage of Total of the Issued and Outstanding
			Shares Beneficially Owned After Offering	Percentage of Issued and Outstanding Shares
Murray Vogan	10,000	10,000	Nil	Nil
Joanne Thalken	30,600	30,600	Nil	Nil
Jay Mann	20,000	20,000	Nil	Nil
R.E. Gordon Davis	80,000	80,000	Nil	Nil
Keith Elliott	20,000	20,000	Nil	Nil
Gerhard Schmidt	15,000	15,000	Nil	Nil
Gopal Sahota	10,000	10,000	Nil	Nil
Guan Jiashu	306,000	306,000	Nil	Nil
Richard Dell	10,000	10,000	Nil	Nil
Aime Perras	30,000	30,000	Nil	Nil
Tom Anderson	40,000	40,000	Nil	Nil
Deeran Rambaran	20,000	20,000	Nil	Nil
Total - September 30, 2005 Private Placement			Nil	Nil
November 30, 2005 Private Placement
Carolyn Wong	20,000	20,000	Nil	Nil
Richardson Partners Financial Limited ITF Murray Bockhold RRSP	40,000	40,000	Nil	Nil
Stuart Wight	20,000	20,000	Nil	Nil
Guan Jiashu	154,000	154,000	Nil	Nil
Xiang Bing Yan	460,000	460,000	Nil	Nil
Michael D. Fast	40,000	40,000	Nil	Nil
Stephen Smith	10,000	10,000	Nil	Nil
Zhi Qui Huang	40,000	40,000	Nil	Nil
Gary Medford	80,000	80,000	Nil	Nil
Nirmal Purewal	10,000	10,000	Nil	Nil
William Leung	20,000	20,000	Nil	Nil
Dominick Kelly	80,000	80,000	Nil	Nil
Jervis Holdings Pty Ltd.	76,924	76,924	Nil	Nil
Logic Business Strategy Group Ltd.	60,000	60,000	Nil	Nil
Jennifer Albano	20,000	20,000	Nil	Nil

Name of Selling Shareholder	Shares Beneficially Owned Prior to this Offering(1)	Shares to be Offered under this Prospectus(1)	Number of Shares Owned After Offering and Percentage of Total of the Issued and Outstanding
			Shares Beneficially Owned After Offering	Percentage of Issued and Outstanding Shares
735612 B.C. Ltd.	70,770	70,770	Nil	Nil
Debbie Nisbet	26,000	26,000	Nil	Nil
Chikako Kuramoto	30,600	30,600	Nil	Nil
Balbir Purewal	30,000	30,000	Nil	Nil
Dennis Scheumann	500,000	500,000	Nil	Nil
Ming-Ching Weng	80,000	80,000	Nil	Nil
Tina Yee	16,000	16,000	Nil	Nil
Michael Ryan Ayre	20,000	20,000	Nil	Nil
William J. Richardson	4,000	4,000	Nil	Nil
Fouad A. Halaby	20,000	20,000	Nil	Nil
John R. Leal	2,000	2,000	Nil	Nil
Gower Point Investments Ltd.	80,000	80,000	Nil	Nil
Jacqueline Yeo	30,770	30,770	Nil	Nil
Albert Chow	10,000	10,000	Nil	Nil
Henry Chow	20,000	20,000	Nil	Nil
Balwant & Iqbal Gill	30,000	30,000	Nil	Nil
Major & Rajkulvinder Gill	20,000	20,000	Nil	Nil
Paul Kang	10,000	10,000	Nil	Nil
Dean Luciuk	10,000	10,000	Nil	Nil
Catherine E. Stewart	10,000	10,000	Nil	Nil
Marya Nella Copeland	10,000	10,000	Nil	Nil
Murray Vogan	10,000	10,000	Nil	Nil
Jasbir Purewal	10,000	10,000	Nil	Nil
Total - November 30, 2005 Private Placement			Nil	Nil
March 15, 2006 Private Placement
735612 B.C. Ltd.	30,770	30,770	Nil	Nil
Total - March 15, 2006 Private Placement	30,770	30,770	Nil	Nil
Totals	6,366,742	6,366,742	Nil	Nil

(1) Consists of the shares issued to the selling shareholder upon completion of the private placement transaction and shares issuable to the Selling Shareholders upon exercise of the Series A Warrants.

(2) Lori Prest is the sister of Donald M. Prest, our Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer.

(3) Donald M. Prest is our Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer.

(4) Dianne C. Prest is the cousin of Donald M. Prest, our Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer.

(5) Thomas J. Deutsch is the principal of Thomas J. Deutsch Law Corporation. Mr. Deutsch is a partner of Lang Michener LLP, legal counsel to the Company.

(6) Carol Prest is the former spouse of Donald M. Prest, our Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer.

PLAN OF DISTRIBUTION

The Selling Shareholders or their donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, distribution or otherwise, may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices, at prices related to prevailing market prices, at varying prices or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

    ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

    block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

    an exchange distribution following the rules of the applicable exchange;

    privately negotiated transactions;

    short sales that are not violations of the laws and regulations of any state of the United States;

    through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

    broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share; and

    a combination of any such methods of sale or any other lawful method.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors-in-interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholders also may sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Shareholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders that are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We plan to advise the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the Selling Shareholder is not permitted to cover short sales by purchasing shares while the distribution it taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing substantially all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $35,198.98, including, but not limited to, legal, accounting, printing and mailing fees. The Selling Shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of such shares common stock.

LEGAL PROCEEDINGS

We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers and their respective ages as of June 8, 2006 are as follows:

Directors
Name of director	Age
H. Dean Haley	62
Stephen Harrison	49
William J. Potter	57
Paul D. Brock	42

Executive Officers
Name of Executive Officer	Age	Office Held
H. Dean Haley	62	Executive Chairman and Chief Operating Officer
Remy Kozak	40	President, Chief Executive Officer and Principal Executive Officer and Vice-President Corporate Development
Donald Ceci	54	Vice-President Sales and Marketing
Donald M. Prest	45	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

The following describes the business experience of each of our directors and executive officers, including other directorships held in reporting companies:

H. Dean Haley, Executive Chairman, Chief Operating Officer and a director

Mr. Haley became our Executive Chairman, Chief Operating Officer and a director effective September 2005. Mr. Haley is the founder of the HDH Group, a technology acquisition and development company, based in New York and has been the Chairman and CEO of Power Air Tech, Inc. since 1999. Mr. Haley was a Division Vice President of Orange and Rockland Utilities, Inc. in New York from 1995 to 1999 and was the founder and President of Compass Resources, Inc. from 1996 to 1999 and a former Bechtel executive from 1980 to 1995. Mr. Haley has focused on acquiring/developing new technologies and technology companies offering products and services to the power and energy industries. Mr. Haley is not a director or officer of any other U.S. reporting company.

Remy Kozak, President, Chief Executive Officer, Principal Executive Officer and Vice-President Corporate Development

Mr. Kozak was appointed as our Vice-President Corporate Development effective September 2005. Mr. Kozak was subsequently appointed as our President, Chief Executive Officer and Principal Executive Officer on May 29, 2005. Mr. Kozak was previously "Entrepreneur in Residence" at iWorldGroup, a telecommunications incubator in Europe from 2001 to 2003 where he held the positions of chief operating officer and then chief technical officer of various businesses. Prior to that, Mr. Kozak was previously a partner of ARK eXecutives, a European interim management firm, from 2000 to 2002 where he contributed to the development and expansion of several businesses. Prior to ARK, Mr. Kozak worked for several years as a senior director with Global One Telecommunications in Brussels from 1997 to 2000. He holds an M.BA from the University of British Columbia and a B.A.Sc. (Honours) in Computer and Electronics Engineering from Simon Fraser University. Mr. Kozak is not a director or officer of any other U.S. reporting company.

Stephen Harrison, a director

Mr. Harrison became a director of our Company effective September 2005. He is a member of our Audit Committee. Mr. Harrison has over 25 years of experience in the financial services, funds management and accounting fields. He was an Australian Director for Investec Funds Management, a subsidiary of one of the world's largest fund management and private investment banking groups, from 2000 to 2003, and was previously Chairman of the Australian Investment Committee for that group. In addition, he previously held the position of sole Australian Director for the Australian subsidiary of Sanford C. Bernstein, a large US based fund manager, from 1998 to November 2001. Mr. Harrison holds a number of other directorships and senior management positions with companies across Australia. Mr. Harrison is not a director or officer of any other U.S. reporting company.

William J. Potter, a director

Mr. Potter became a director of our Company effective September 2005. He is a member of our Audit Committee. Mr. Potter is an investment/merchant banker with more than 30 years of experience. He has managed closed-end funds in the United States and Canada and served on the boards of more than 20 United States domiciled public companies, as well as numerous foreign-based companies. Over the past five years, he has been the Chairman of Meredith Financial Group from April 2004 and the President of Ridgewood Group International Ltd. from June 1996 to March 2004. His current directorships include the National Foreign Trade Council, the nation's oldest lobbying organization; Aberdeen Asset Management Limited; and Alexandria Bancorp, a banking subsidiary of Canadian money manager Guardian Capital Group. Mr. Potter received an A.B. degree from Colgate University and a M.B.A. degree from Harvard University. Mr. Potter is also a director of the following other U.S. reporting companies: Aberdeen Asia Pacific Income Fund Inc. (1986 to present); Aberdeen Australia Equity Fund Inc. (1985 to present); and Aberdeen Global Fund Inc. (1991 to present).

Paul D. Brock, a director

Paul D. Brock has served as a director of our Company since October 5, 2004. He had served as our President and Chief Executive Officer from October 5, 2004 to September 30, 2005. He is a member of our Audit Committee. Additionally, Mr. Brock is the President and Chairman of VendTek Systems Inc., a publicly traded company on the TSX Venture Exchange which develops and licenses e-Fresh software and related technologies for the electronic distribution of prepaid telecommunication and financial services, as well as the President of its subsidiaries VendTek Industries (Canada), VendTek Technologies (China) and VendTek Asia Pacific (Singapore). Mr. Brock has served as President of VendTek Systems Inc. from December 1988 to the present and devotes 35% of his time to his duties. Mr. Brock has been President of VendTek Systems Technologies (Beijing) Co. Ltd. from August 2003 to the present and devotes 40% of his time to his duties. Further, Mr. Brock has been a director of Now Prepay Corp. from 2001 to the present and devotes 5% of his time to Now Prepay Corp. VendTek's customers and its subsidiaries, Now Prepay Corp. (in Canada) and VendTek Systems Technologies (in China), are using e-Fresh software to build electronic, prepaid services networks which enable consumers to purchase prepaid services via POS and self-serve terminals connected to a central e-Fresh server. Now Prepay Corp. has created an electronic distribution network for electronic products and services such as prepaid cellular and prepaid long distance. Mr. Brock has also been the President of Bent Technologies Inc. from 1999 to the present and spends 10% of his time in that capacity. Bent Technologies Inc. is a private company engaged in International Business and Trade consulting, and provides a range of business services including consulting, international trade and business introductions.

Mr. Brock has more than 10 years of international business, trade, sales and marketing experience and has spent the past three years in China where he has developed relationships and expertise in Chinese business culture. Mr. Brock has experience in public company management and reporting, investor relations and financing, including equity, special unit and convertible debenture financings. Mr. Brock is a graduate of the British Columbia Institute of Technology's Robotics and Automation Technology Program, a graduate of Simon Fraser University's Executive Management Development Program and a member in good standing of the professional association of the Applied Science Technologists of British Columbia since 1998. Mr. Brock is not a director or officer of any other U.S. reporting company.

Donald Ceci, Vice- President Sales and Marketing

Mr. Ceci became our Vice-President Sales and Marketing effective on October 3, 2005. Mr. Ceci has more than 20 years experience managing sales/marketing activities for high technology companies including IBM from 1974 to 1983, Philips from 1983 to 1987, Comdisco from 1987 to 1996, Ricoh from 1996 to 2000, and, most recently, Ballard Power Systems, Inc. from 2001 to 2005. Mr. Ceci joined Ballard in 2001 and, as the Director of Sales, was responsible for building the Sales and Service Organizations required to bring Transportation and Power Generation fuel cell based products to market. His experience and focus are in Business Plan and Distribution Development/Implementation, Business and Partner Development, Revenue Growth, and North American/ International sales team management. Mr. Ceci is not a director or officer of any other U.S. reporting company.

Donald M. Prest, Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

Donald M. Prest has served as our Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer since August 26, 2004, and ceased to be a director effective September 30, 2005. Mr. Prest was also President of our company from August 26, 2004 and resigned as President of our company on October 5, 2004 in place of Mr. Brock. Mr. Prest is an Assurance Partner of Manning Elliott LLP, Chartered Accountants, located in Vancouver, British Columbia, where he has been working since 1983. Manning Elliott LLP is a qualified audit firm under the Public Company Accounting Oversight Board (United States). Mr. Prest provides international tax planning and business advisory services for numerous Canadian and U.S. businesses. Mr. Prest started his career in 1983 upon graduating from the British Columbia Institute of Technology with a Diploma in Financial Management. Mr. Prest completed his Chartered Accountant's program in 1988, received his Chartered Accountant's designation in 1991 and his United States Certified Public Accountant's designation in 1997. Mr. Prest is not a director or officer of any other U.S. reporting company.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until they resign or are removed from the board in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until they resign or are removed from office by the Board of Directors.

Significant Employees

Andy Turnbull, age 41, has served as our Director of Engineering since January 2006. Mr. Turnbull has 18 years of engineering and product development experience in power electronics, fuel cell, oil and gas, and power generation. Most recently Mr. Turnbull was at Xantrex Power from 2004 to 2005, where he was responsible for leading multi-functional teams from product development to launch. Previous to Xantrex, Mr. Turnbull worked for seven years at Ballard Power Systems from 1998 to 2004 where he headed a development team focused on fuel cell based back-up power products for the power generation industry. Mr. Turnbull is a P. Eng. and holds a B.A.Sc. in Electrical Engineering from Queen's University.

Audit Committee

We have an Audit Committee of our Board of Directors comprised of Messrs Harrison, Potter and Brock, each of whom is independent under applicable rules and regulations. Our Board of Directors has determined that Mr. Potter qualifies as an audit committee financial expert as defined in Item 401(e) of Regulation S-B.

Family Relationships

There are no family relationships among our directors and officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers or control persons have been involved in any of the following events during the past five years:

    any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

    any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

    being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

    being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 8, 2006 by: (i) each person (including any group) known to us to own more than 5% of our shares of common stock; (ii) each of our directors; (iii) each of our officers; and (iv) our officers and directors as a group. To our knowledge, each holder listed possesses sole voting and investment power with respect to the shares shown.
Name and Address of Beneficial Owner(1)	Number of Shares Owned	Percentage of Class(2)
Directors and Officers:
Paul D. Brock(3) 321-255 Newport Drive Port Moody, B.C., Canada V3H 5H1	525,000	1.2%
Donald M. Prest(4) 1005 - 1221 Hornby Street Vancouver, B.C., Canada V6J 5M2	615,000	1.4%
H. Dean Haley(5) 3801 Albert Matthews Road, Columbia, Tennessee, U.S.A., 38401	7,481,577	17.4%
Stephen Harrison(6) Level 2, 33 York Street, Sydney, Australia, 2000	50,000	*
Don Ceci(7) 5828 Grousewoods Crescent, North Vancouver, B.C., Canada, V7R 4V2	133,334	*

Name and Address of Beneficial Owner(1)	Number of Shares Owned	Percentage of Class(2)
Remy Kozak(8) 1303 - 283 Davie Street, Vancouver, B.C., Canada, V6B 5T6	266,666	*
William J. Potter(9) 30 Rockefeller Plaza, 27th Floor, New York, New York, U.S.A., 10112	50,000	*
All executive officers and directors as a group (eight persons)(10)	9,121,577	21.2%
Major Shareholders:
Aurora Global Energy Limited(11) Level 2, 33 York Street, Sydney, Australia, 2000	14,693,423	34.2%
HDH Group, LLC(12) 3801 Albert Matthews Road, Columbia, Tennessee, U.S.A., 38401	7,381,577	17.2%

__________________________

*      Less than 1%.

  Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and/or (ii) investment power, which includes the power to dispose or direct the disposition of shares. In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares within 60 days of the date as of which the information is provided.

  Based on 43,000,646 shares of our common stock issued and outstanding as of June 8, 2006.

  Includes 50,000 shares issuable upon vested stock options. On April 1, 2006, Mr. Brock was granted options to acquire up to 100,000 shares at an exercise price of $0.65 per share exercisable for a period of two years, of which 25% vest immediately and 25% every three month period thereafter.

  Includes 100,000 shares issuable upon vested stock options. On April 1, 2006, Mr. Prest was granted options to acquire up to 200,000 shares at an exercise price of $0.65 per share exercisable for a period of two years, of which 25% vest immediately and 25% every three month period thereafter.

  Of these shares, 7,381,577 are held by HDH Group, LLC, a company controlled by Mr. Haley. See footnote (12) below. Includes 100,000 shares issuable upon vested stock options. On April 1, 2006, Mr. Haley was granted options to acquire up to 200,000 shares at an exercise price of $0.65 per share exercisable for a period of two years, of which 50% vest immediately and 25% every three month period thereafter.

  Includes 50,000 shares issuable upon vested stock options. On April 1, 2006, Mr. Harrison was granted options to acquire up to 100,000 shares at an exercise price of $0.65 per share exercisable for a period of two years, of which 25% vest immediately and 25% every three month period thereafter.

  Includes 133,334 shares issuable upon vested stock options. On April 1, 2006, Mr. Ceci was granted options to acquire up to 200,000 shares at an exercise price of $0.65 per share exercisable for a period of two years, of which one-half vest immediately and one-twelfth every month thereafter.

  Includes 266,666 shares issuable upon vested stock options. On April 1, 2006, Mr. Kozak was granted options to acquire up to 400,000 shares at an exercise price of $0.65 per share exercisable for a period of two years, of which one-half vest immediately and one-twelfth every month thereafter.

  Includes 50,000 shares issuable upon vested stock options. On April 1, 2006, Mr. Potter was granted options to acquire up to 100,000 shares at an exercise price of $0.65 per share exercisable for a period of two years, of which 25% vest immediately and 25% every three month period thereafter.

  Comprised of 8,371,577 shares and 750,000 shares issuable upon vested stock options.

  An Australian corporation of which Stephen Harrison, one of our directors, is a shareholder and director. Mr. Harrison disclaims beneficial ownership over these shares as voting and dispositive power in these shares resides with such corporation. Formally named Power Air Dynamics Limited.

  A Tennessee corporation over which H. Dean Haley, one of our directors and an officer, has voting and dispositive power.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 375,000,000 shares of common stock at a par value of $0.001 per share. As of June 8, 2006, there were 43,000,646 shares of our common stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of our shares of common stock voting for the election of directors can elect all of the directors. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Articles of Incorporation. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from available funds. The payment of dividends is at the discretion of our Board of Directors. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

EXPERTS

The audited consolidated financial statements included in this prospectus have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, and Armanino McKenna LLP, each of which is an independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere in this prospectus. These financial statements are included in reliance upon the authority of each said firm as an expert in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION SINCE INCORPORATION

We were incorporated under the laws of the State of Nevada on August 26, 2004 under the name "Fortune Partners, Inc."

Paul D. Brock, a director, and Donald M. Prest, our Chief Financial Officer, each acquired 1,875,000 shares of our common stock at a price of $0.001 per share on September 9, 2004. Mr. Brock and Mr. Prest each paid a total purchase price of $500 for their shares.

We purchased the rights to four mineral claims in British Columbia, Canada in October 2004 from Teuton Resources Corp., an arms length company, for a cash purchase price of $10,000. The mineral claims cover approximately 1800 acres and are located in the Skeena Mining Division near Stewart, British Columbia. We continue to own these mineral claims. These shares are registered in the name of Paul D. Brock in trust for us pursuant to a declaration of trust dated November 29, 2004 wherein Mr. Brock declared that he holds a 100% undivided and legal, beneficial and registered in and to the mineral claims for us and that he will deliver registered title to our mineral claims to us upon our demand.

We completed an offering of 15,937,500 shares of our common stock at a price of $0.02 per share to a total of 35 purchasers on September 30, 2004, for total proceeds of $85,000. This financing was completed in order to finance the exploration of our mineral claims and the completion of our corporate organization.

We entered into a share exchange agreement dated August 22, 2005 with Power Air Dynamics Limited ("Power Air Dynamics"; having recently changed its name to Aurora Global Energy Limited), Power Air Tech, HDH Group, LLC ("HDH Group") and Mr. H. Dean Haley. This share exchange agreement contemplated our acquisition of all of the issued and outstanding shares of Power Air Tech concurrent with the settlement of certain agreed upon claims and indebtedness of Power Air Tech and the completion of a private placement financing to provide financing to advance the business of Power Air Tech. Under the terms of this share exchange agreement, the following transactions were completed effective September 30, 2005:

  we acquired all of the issued and outstanding shares of Power Air Tech from Power Air Dynamics in consideration for the issuance of 14,693,423 shares;

  we issued 7,381,577 shares to the HDH Group at an agreed price of $0.5525 per share, in the following manner:

      4,545,456 shares in connection with Mr. Haley's ongoing commitment to build out a successful public company and to serve as our Executive Chairman after the closing of the share exchange agreement. As there was no contract in place for Mr. Haley at this time and there are no escrow provisions in place to restrict his ability to own such shares, we recorded a charge of $2,511,364 to operations as at September 30, 2005; and

      2,836,121 shares in connection with the agreement of Mr. Haley and HDH Group to accept such shares in complete satisfaction of all previous disputes, debts and/or services provided to Power Air Tech. A total of $1,567,961 was charged to operations of prior periods in respect of this stock issuance, as described in Note 8 of our consolidated financial statements for the year ended June 30, 2005;

  we issued an aggregate of 542,275 shares of our common stock to a substantial majority of the previous creditors of Power Air Tech in consideration of the agreement of each creditor to accept the shares in complete satisfaction of all previous debts and/or services provided by the creditor to Power Air Tech;

  we entered into employment contracts with Mr. Ceci and Mr. Kozak and a services contract with Stephen Williams and, pursuant to these three contracts, agreed to issue a total of 1,100,000 stock options at an exercise price of $0.65 per share exercisable for two years from the date of grant, which options were granted on April 1, 2006;

  Paul D. Brock and Donald M. Prest each returned 775,000 shares of common stock that had been issued to them on September 9, 2004, for an aggregate of 1,550,000, to treasury for cancellation effective at Closing;

  we appointed a new Board of Directors comprised of H. Dean Haley, Stephen Williams, Stephen Harrison, William J. Potter and Paul D. Brock;

  H. Dean Haley was appointed as our Executive Chairman and our Chief Operating Officer;

  we entered into a services agreement dated effective October 1, 2005 with Mr. Stephen Williams pursuant to which Mr. Williams was appointed as our President and Chief Executive Officer;

  we entered into a sales and marketing employment agreement dated effective October 3, 2005 with Mr. Donald Ceci pursuant to which Mr. Ceci was appointed as our Vice-President Sales and Marketing;

  we entered into a corporate development agreement dated effective October 3, 2005 with Mr. Remy Kozak pursuant to which Mr. Kozak was appointed as our Vice-President Corporate Development;

  we completed the private placement of an aggregate of 3,183,371 Units at a subscription price of $0.65 per Unit for total gross proceeds of $2,075,041 in satisfaction of the private placement condition precedent in the share exchange agreement. Each Unit was comprised of one share of our common stock and one Series A share purchase warrant. Donald M. Prest and certain of his family members participated in the September 2005 private placement transactions and own an aggregate of 210,000 shares and warrants to acquire and aggregate of 210,000 shares in the capital of the Company, as described under "Selling Shareholders".

We completed a further private placement of an aggregate of 1,090,532 Units at a subscription price of $0.65 per Unit for total gross proceeds of $708,845.80 on November 30, 2005. Each Unit was comprised of one share of our common stock and one Series A share purchase warrant.

We changed our name to Power Air Corporation effective on December 22, 2005 in order to reflect our acquisition of Power Air Tech and our new business focus.

We completed a further private placement of an aggregate of 15,385 Units at a subscription price of $0.65 per Unit for total gross proceeds of $10,000 on March 15, 2006. Each Unit was comprised of one share of our common stock and one Series A share purchase warrant.

Mr. Stephen Williams resigned as our President and Chief Executive Officer and as one of our directors on May 29, 2006. Mr. Remy Kozak, our present Vice-President Corporate Development, was appointed as our President and Chief Executive Officer on May 29, 2006.

DESCRIPTION OF BUSINESS

We hold the exclusive world-wide license for the development and commercialization of the zinc air fuel cell ("ZAFC") technology developed through an extensive joint collaboration effort with Lawrence Livermore National Laboratory and the United States Department of Energy ("DOE"). We also have exclusive word-wide rights to a second LLNL patent pertaining to a low-cost process for recovering zinc and converting it to pellet form for reuse in the ZAFC system. LLNL is a leading United States Government research and development facility located in Livermore, California.

Our ZAFC technology is a metal oxide fuel cell using simple physical chemistry. It uses a combination of atmospheric oxygen and zinc pellets in a liquid alkaline electrolyte mixture referred to as an "electrolyte" to generate electricity. The by-products from the chemical reaction are zinc oxide and potassium zincates. The electrolyte used in the ZAFC fuel cells is potassium hydroxide, a chemical which is readily available in commercial quantities. In operation, the fuel cell consumes all of the zinc; and is operationally quiet, providing instantaneous stable electrical energy with zero greenhouse gas emissions.

Our objective is to commercialize the ZAFC technology to the stage where the technology can be incorporated into ZAFC products that can be manufactured and sold for use in power supply commercial applications. We have completed initial development work on a prototype zinc air fuel cells incorporating our technology. We plan to continue this development work in order to develop products incorporating our ZAFC technology that can commercially marketed to consumers. In pursing this objective, we plan to pursue strategic relationships with original equipment manufacturers ("OEMs") who would incorporate our ZAFC technology into fuel cell products to be manufactured and sold by the OEM.

We have determined to focus our initial development efforts on the design and development of one ZAFC product that we envision would be manufactured and marketed by an OEM. This initial ZAFC product will be a ZAFC based portable emergency generator designed for back-up or emergency use in homes and small businesses. We have developed prototype fuel cells using our ZAFC technology. In order to complete development of a commercial ZAFC product, we will have to complete the following phases of development:

  completion of product and program concepts;

  completing of the design, manufacture and testing of engineering prototypes;

  completion of the design, manufacture and testing of manufacturing prototypes; and

  pilot production of commercial products.

We anticipate that our working capital will be sufficient to enable us to complete the product and program concept phases, the design, manufacture and testing of engineering prototypes and the design of a manufacturing prototype. Our ability to completion the manufacture and testing of manufacturing prototypes and the pilot product of commercial products will require that we obtain additional financing. Accordingly, we will not be able to develop our first commercial product unless we obtain additional financing. We also have not yet entered into any strategic relationship with an OEM for the development and manufacturing of our initial product.

Our long-term goal is to be a commercially viable fuel cell company, powering low cost, silent, zero emission fuel cell based products developed with OEM partners for portable, stationary, light mobility and transportation markets. However, we have not yet completed the development of any products incorporating our ZAFC fuel cell technology that can be commercially marketed and sold. Further, we have not achieved any revenues to date and we do not anticipate achieving any revenues over the next twelve months. As a result, we are considered a development stage company. We will require substantial additional financing for us to achieve our business objectives.

Our principal business offices are located at 4777 Bennett Drive, Suite E, Livermore, California 94550, and our telephone number is (925) 960-8777.

Industry Background

Generic Fuel Cells

A fuel cell is an electrochemical device, which cleanly converts chemical energy of a fuel and oxidant directly into low voltage direct current (DC) electricity. A fuel cell produces electricity and heat using a "fuel source" and oxygen. There is no conversion into heat by combustion of the fuel, and no conversion into mechanical energy, as is the case of a heat driven generator system. Thus, the efficiency of fuel cells is not a function of operating temperature.

The principal components of a fuel cell are catalytically activated electrodes for the fuel (anode) and the oxidant (cathode) plus an electrolyte to conduct between the two electrodes. In its operation the fuel cell creates DC power, which can be converted to AC power through an inverter. The fuel cell offers an alternative to existing power plants as a source of electrical power.

Commercialization of Fuel Cells

While generic fuel cells have been in existence for over a century, a recent expansion in demand for more efficient, stable and continuous supply of power, which can operate cleanly and quietly, has led to attempts to commercialize fuel cells as a source of power. Currently, batteries and engines provide reasonable power solutions in a broad number of markets and applications. However, each of these power solutions has its own inherent disadvantages. Engines are not suitable for many applications as they are noisy, polluting and unreliable as a power source. Batteries are not suitable for many applications as they are heavy, have to be recharged, have a variable life span and gradually lose power.

Fuel cells have been presented as an alternative technology for power solutions as they do not possess some of the limitations of the limitations of batteries and engines. Fuel cells offer an alternative solution as they can operate without the noise and emissions associated with hydrocarbon combustion and can provide a continuous source of electrical power.

Initial commercialization efforts have focused on polymer electrolyte membrane ("PEM") fuel cells that use hydrogen as a source of fuel. While PEM fuel cell prototypes have been tested in a variety of applications, conventional PEM fuel cells are costly to produce and operate, and the fuel (hydrogen) is difficult to distribute and store. These limitations have made commercialization of products powered by conventional PEM fuel cells difficult at present. Currently, batteries and engines provide reasonable power solutions in a broad number of markets and applications; however, batteries are heavy, have to be recharged, have a variable life span and gradually lose power. In addition, engines are noisy, polluting and unreliable as a power source.

Our ZAFC Technology Solution

We believe that fuel cells incorporating our ZAFC technology offer the opportunity to deliver a fuel cell solution without the limitations of commercial products powered by conventional PEM fuel cells. We believe that our ZAFC technology offers the ability to develop and manufacture a fuel cell that has lower manufacturing and operating costs than conventional PEM fuel cells and that uses an inexpensive, abundant and non-volatile zinc as its fuel, rather than hydrogen which is volatile and is difficult to distribute and store. Accordingly, our business objective is to develop ZAFC fuel cells that we will target for those segments of the power generation market that we believe will be most ready to accept a ZAFC fuel cell as an acceptable alternative to conventional sources of power. Based on our initial mapping of market opportunities, we expect that portable backup and emergency power products for home and small businesses should be the first priority.

Anticipated Markets for Fuel Cells

Fuel cells have not yet reached the stage where they have achieved widespread commercial adoption. As such, we believe that the market for fuel cells is in its early stages and is still developing. Based on industry experience to date, we believe that the markets for fuel cell based products will evolve as follows:

1)          First-to-Market. We believe that the initial commercial applications of fuel cells will be for occasional use products, such as generator and battery substitutes for industrial, residential, and personal back-up power solutions, with low operating lifetime requirements. These anticipated applications include:

    Portable generators

    Emergency and portable power packs

    Uninterruptible Power Supply ("UPS") back-up (PC's, Servers, Data Centres)

    Telecom, Utility and Cable TV back-up

    Residential back-up for Power Outages

    Apartment back-up for Power Outages

    Commercial Building back-up

2)          Next-to-Market. We believe that intermittent use products requiring operating life to 10,000 hours, on-board fuel storage and re-fuelling logistics will be next in the market, including:

    Alternate Power Units ("APU's") that provide non-drive train power for trucks, boats, RV's, and Military vehicles.

    Seasonal (ie: cabins, cottages) and special events power supply units.

    Light mobility fleet units such as forklifts, golf carts, scooters, airport ground support vehicles, military vehicles, small hybrid vehicles.

3)          Last-to-Market. We believe that continuous use products requiring operating lifetimes to 40,000 hours and fuel infrastructure support in place will be last in the market, including:

    Co-Generation products such as residential or commercial heating and electricity supply products using the existing natural gas (or other) infrastructure and reformers.

    Grid replacement products.

    Grid peaker products.

    Automobiles

    Large and Heavy Vehicles such as buses

Our Technology License Agreement

We hold our rights to the ZAFC technology pursuant to a limited exclusive patent license agreement between Power Air Tech and the Regents of the University of California (the "Regents") dated March, 2001 (the "License Agreement"). Under the terms of the License Agreement, the Regents granted to Power Air Tech an exclusive, non-transferable, royalty-bearing license to make, use, sell, offer for sale and import products that incorporate the licensed patents in the United States and worldwide where the patent rights to the technology exist. The license rights are limited to a "field of use" described as the zinc air fuel technology for stationary and mobile applications. The Regents also granted to Power Air Tech the right to issue royalty-bearing sublicenses to third parties to the zinc air fuel technology for stationary and mobile applications.

The licensed patents are those inventions with respect to the ZAFC technology that are summarized as follows:

United States Patents Granted

Invention Disclosure Number	US Patent Number	Title	Inventors	Issue Date
8776	5,434,020	Continuous-feed Electrochemical Cell with Non-Packing Particulate Electrode	John F. Cooper	7/18/95
9407	5,578,183	Production of Zinc Pellets	John F. Cooper	11/26/96

Foreign Patents Granted

Invention Disclosure Number	AU Patent Number	Title	Inventors	Issue Date
9407	714879	Production of Zinc Pellets	John F. Cooper	5/4/00

Foreign Patent Applications

Invention Disclosure Number	International Serial Number	Title	Inventors	Issue Date
9407	Europe - 96916453.2 Japan - 534285/1996	Production of Zinc Pellets	John F. Cooper	5/10/96

The United States government retained the rights to practice the licensed patents for its own purposes. The Regents retained the right to use the licensed patents for educational and research purposes.

In order to maintain our license rights, we are required to:

  pay royalty payments on net sales of end-use, stand-alone products that incorporate the licensed technology equal to 0.8% in 2006 and 1.2% in any year after;

  pay royalty payments on net sales of individual zinc air fuel cells equal to 2.3% for any sales made in 2006 and 3.3% in any year thereafter; and

  pay royalty payments on net sales by any sublicensees equal to the earned royalty that would be payable by us had the sales been made by us, provided that we will also pay an additional 0.25% royalty on net sales to foreign entities by any sublicensees.

We have also agreed to pay a minimum royalty to the Regents which will equal $100,000 for each remaining year of the license. This minimum royalty amount is payable on February 28th of each year of the License Agreement.

Power Air Tech is obligated to diligently proceed with the development, manufacture and sale of products incorporating the licensed technology. The Regents have also maintained mandatory sublicensing rights that may require us to grant sublicences to third parties if (i) we fail to meet market demand for prospective licensed products not included in our business plan projections, or (ii) we fail to introduce into the marketplace licensed products listed in our business plan within two years of an agreed upon schedule of product introduction dates. The License Agreement also specifies performance obligations that must be met by us. These performance obligations are measured in terms of gross sales revenues from sales of licensed products. If we fail to meet these performance obligations, the Regents may, at their sole option: (i) converted the limited exclusive license to a non-exclusive license, (ii) negotiate a new schedule of performance obligations and conditions for continuation of the limited exclusive license, or (iii) terminate the License Agreement. We are in the process of renegotiating certain provisions of the License Agreement with the Regents and, at present, the Regents have not claimed that Power Air Tech is in default of the License Agreement or taken any action to enforce its rights under the License Agreement.

The term of the License Agreement commenced March 13, 2001 and will remain in effect until the expiration or abandonment of the last of the licensed patents, unless terminated earlier in accordance with the terms of the License Agreement.

Our Fuel Cell Technology

The Zinc Air Fuel Cell

Our fuel cell technology is a metal oxide fuel cell using simple physical chemistry. It uses a combination of atmospheric oxygen and zinc pellets in a liquid alkaline electrolyte mixture referred to as an "electrolyte" to generate electricity. The by-products from the chemical reaction are zinc oxide and potassium zincates. The electrolyte used in the ZAFC fuel cells is potassium hydroxide, a chemical which is readily available in commercial quantities. In operation, the fuel cell consumes all of the zinc; and is operationally quiet, providing instantaneous stable electrical energy with zero greenhouse gas emissions.

The ZAFC Stack

The zinc-air fuel cell is constructed in a modular form of unit cells known as a ZAFC stack. The ZAFC stack forms the base platform component of our planned products. The ZAFC stack incorporates individual unit cells into a stack of fuel cells in a configuration that will enable us to specifically design, engineer, package and brand a range of products that can be targeted at a range of applications suitable for the customers' requirements. By designing and incorporating ZAFC stacks into our products, we will be able to provide customized power/energy requirement, which are measured in kilowatts, and total energy capacity, measured in kilowatt-hours, for specific applications and markets.

The ZAFC stack is constructed in a modular form of unit cells, each of which is made up of a hopper, a self-feeding galvanic cell with air and refuelling ports. The hoppers in each cell act as buffers to protect the air electrodes during refuelling and handling. The cells are joined or moulded together in a fuel stack module that is connected to an electrolyte storage tank that contains the electrolyte and discharge products. Each cell contains a lightweight plastic frame, a current collector/mesh, and a paper-thin air electrode. The plastic frame extends upwards to create a hopper which can hold additional zinc pellets that are fed into the cell as the zinc is used up in the cell. The lightweight cells generate the power from the ZAFC stock. The size of the lightweight fuel cell stack determines power (measured in kilowatts); and the electrolyte reserve tank (together with the amount of zinc in the hopper) determines, the total energy capacity (measured in kilowatt-hours) and operational cycle of the device.

The ZAFC system components are divided into five categories:

  air cathodes

  cell frames and stand-offs

  current collector, metal plates and discs

  controllers, pumps and blowers

  containers and filters

The current, self-feeding design incorporates a hopper from which the zinc pellets, less than 1mm in size, feed through a restricted opening into a wedge shaped cell to react with the flowing electrolyte during operation. The stack module is connected to an electrolyte storage tank containing electrolyte and discharge products, a blower to circulate air, a pump to circulate the electrolyte through the cells and over the zinc, and several other ancillary components depending on the specific application. A diagram presenting a cross-section view of a ZAFC fuel cell within a ZAFC stack is presented below:

In operation zinc pellets, less than 1 mm in diameter, are pushed along the base of horizontal fill tubes by the flowing electrolyte. The zinc pellets flow through slots to load each individual cell situated above the reaction cell.

The very narrow (less than 3mm wide) cell openings allow the particles to feed informally into the cell to form an open, loosely packed structure, which permits the oxidation of the zinc and easy flow of electrolyte. The electrolyte flows upward through the cell and hopper to remove heat and reaction by products.

The ZAFC based devices are self-contained and the electric power required to drive the ancillary air and electrolyte pumps is negligible, consuming less than one half of a percent of the fuel cell stacks gross output.

The ZAFC has refuelling capability in that the invariant materials (zinc and electrolyte) can be replaced during the discharge cycle. Topping up of ZAFC's electrolyte storage tank and zinc hopper can be performed in minutes. The residual zinc oxide can be recycled.

Recycling and Recovery of Fuel

During operation, zinc is converted into zinc oxides that are retained in the electrolyte. At any period during discharge zinc can be recovered from the electrolyte and recycled for later re-use. The zinc is not consumed, in the sense of gasoline or diesel; rather, it operates as a carrier of electrical energy. Residual zinc oxide created during this process can be recycled back into reusable zinc (via electrolysis) so that it can again be fed into the ZAFC stack.

Zinc oxides can be recycled to form new zinc by electrolysis using a simple process, which may be incorporated in the overall system or sited at a central or service station location.

Our license rights include exclusive word-wide rights to the second LLNL patent pertaining to a low-cost process for recovering zinc and converting it to pellet form for reuse in the ZAFC system. We may pursue the development of a zinc recovery and recycling unit in conjunction with a zinc partner; however, there are zinc recovery systems using other processes that may be adaptable to our purposes with less development.

Advantages of our Zinc Air Fuel Cell Technology

We believe that our ZAFC technology offers a unique combination of advantages over alternative competing technologies and power solutions. These advantages include:

  Economical Energy Source. We currently estimate that fuel cell products based on our ZAFC technology offer can be manufactured and marketed at lower costs than can be achieved for conventional PEM fuel cell power solutions. We believe that lower manufacturing and marketing costs will result in products based on our ZAFC technology being able to be competitively priced against incumbent technologies. The low capital cost of the ZAFC is as a result of its simple design and low operating temperature which allow the majority of components to be conventionally sourced and combined with low-cost fabrication techniques. In addition, the consumables used comprise zinc and potassium hydroxide, both of which are inexpensive and easily sourced.

  High Specific Energy. The ZAFC has an energy output of approximately five to six times that of lead acid batteries of the same weight.

  Rapid Refuelling and Continuous Use. Products incorporating our ZAFC technology can be designed to be rapidly refuelable through an exchange of electrolyte and addition of zinc pellets, rather than being slowly recharged using electricity. This will allow products incorporating our ZAFC technology to be used for applications requiring near continuous use.

  Environmental - Zero Airborne Emissions. Products incorporating our ZAFC technology will not produce any significant airborne emissions. The reaction by-product, zinc-oxide, is retained in the electrolyte and can be recycled via electrolysis.

  Technology Safety Issues. Products incorporating our ZAFC technology will not face the safety, storage and siting issues inherent in competing technologies, such as PEM fuel cells and generators, that rely on explosive fuel types such as hydrogen or gasoline.

Development of our Zinc Air Fuel Cell Technology

Historical Development

Our ZAFC technology was developed through a joint collaboration effort between Lawrence Livermore National Laboratory ("LLNL") and the United States Department of Energy. LLNL is a leading United States Government research and development facility located in Livermore, California. LLNL created the ZAFC using internal support and additional support from the International Lead Zinc Research Organization and the U.S. Department of Energy. Prior to September 30, 2005, over $6.0 million had been invested in the technology. From 1992 to 1997 LLNL and the DOE spent over $1.0 million on the original research concept and development of the ZAFC. Between 1998 and 2005, the Company's now largest shareholders invested a further $5.0 million to bring the ZAFC to the prototype level.

LLNL scientists and engineers achieved significant breakthroughs in the design of the ZAFC which were subsequently patented by LLNL and exclusively licensed to Power Air Tech. LLNL developed prototypes of the ZAFC stock that were designed to prove power and energy assumptions. Power Air Tech continued this development by updating the ZAFC stock in order to reduce weight and design costs, improve robustness and simplify the assembly process.

Current State of Development

The following development of the ZAFC fuel cell has been completed to date:

Phase	Description	Development Work Completed by:	Dates Work Completed
0	Initial Development of Zinc Air unit	LLNL, the Department of Energy and the International Lead Zinc Research Organization	1995
1	Patenting of cell design	LLNL	1995 and 1996
2	Experimentation with various air cathodes and sealants	LLNL and PAT	1998
3	Completion of multi-cell ZAFC unit for demonstration	LLNL and PAT	2000
4	Proof of Power Curve - successful testing of ZAFC	LLNL, PAT and Argonne National Laboratories	2001

As a result of the completion of this development work, we have developed and configured initial prototypes based on combining cell stacks with an electrolyte storage tank to form a six-cell or twelve-cell basic unit. We have established in principal that stacks of six or twelve full-size cells can be linked together (or scaled) to provide the desired power and energy capacity for a particular application. We have not experienced any adverse chemical or electrical side-effects as a result of combining fuel cells into stacks, however we plan to continue testing and monitoring of these issues as we proceed with further development

Plan of Operations

We have determined to focus resources on the development of one ZAFC product that we envision would be manufactured and marketed by an original equipment manufacturer (an "OEM") under agreement with us. Our initial ZAFC product will initially be targeted to OEMs delivering power solutions to the business and residential backup and emergency power segment.

We will design our initial prototype for OEM integration into a ZAFC based portable emergency generator designed for back-up or emergency use in homes and small businesses. This generator will be designed to be suitable for use both indoor use, as it will not generate emissions, and outdoor use. The generator will be designed to generate DC power at a rated power output of 2.5 Kilowatts, with a peak power output of 4.0 Kilowatts, and to run for five to six hours continuously at fully rated power when fully fuelled. Following the five to six hour operating period, the fuel will be replaced by:

  Replacing the power cartridge on top of the unit, which should take less than one minute and releasing the fuel (zinc) into the hopper and which may be completed while the unit is still operating; and

  Replacing one or more of the electrolyte tanks on the bottom of the unit, which should take no longer than two minutes, and will be accomplished without any exposure of the end-user to any electrolyte.

We plan to complete the following development work in order to achieve this objective:

Phase	Description of Development Phase	Description of Development Work	Planned Timing
5	Product Concept	We plan to completed additional preliminary cell testing, identification of engineering requirements, and costing	Ongoing to the end of 2006
6	Program Concept	We plan to complete the identification of engineering requirements, the design concept for the prototype and further refine our business plan	Third quarter of 2006
7	Engineering Prototype	With input of an OEM, we plan to complete the design, manufacture and testing of an engineering prototype incorporating our ZAFC fuel cell technology	Fourth quarter of 2006
8	Engineering Verification	This phase will consist of further construction and field testing of engineering prototypes	First quarter of 2007
9	Manufacturing Prototype	With input from a manufacturing partner, we plan to design a commercial product with product design freeze and quality plan	First and second quarters of 2007
10	Manufacturing Verification	This phase will consist of the construction and beta testing of manufacturing prototypes and completion of plan for launching the product into the market-place	Third and fourth quarters of 2007
11	Pilot Production	This phase will consist of manufacturing pilot units of the product and confirmation that our initial required cost and quality targets have been met	The fourth quarter of 2007 to the first quarter of 2008

The above timetable is an estimate prepared by company management based on our plans and objectives as they presently exist, and there are a number of contingencies that could cause our timetable not to be met. While each phase is unique and time limited, specific tasks in multiple phases can overlap. As such, while we are completing Phase 6, the product and technical teams are also undertaking tasks that fall into Phases 7 and 8.

If we are successful in completing this development work, then we plan to undertake additional development work in order to expand our range of products incorporating the ZAFC technology. We plan to undertake work on a parallel path to develop the additional products further to OEM specifications and requirements, which may include the following:

  a portable generator;

  stationary generators of multiple sizes;

  Uninterruptable power supply back-up systems for computer systems and data centres;

  building, television communications and cable television back-up systems of multiple sizes; and

  auxiliary power units of multiple sizes.

We plan to work with OEM's to identify those segments where products incorporating our ZAFC technology will achieve the most commercial success. This process will be integral in our determinations as to what product development we plan to pursue after we complete our additional product development work.

Our ability to undertake our current development work and this future development work will be subject to our ability to obtain the necessary financing to fund this development work. Further, our success in developing our initial product will be critical in enabling us to proceed to future development work. We may be forced to abandon plans for future development work if our initial product is not successful or we do not achieve the required financing.

In undertaking our development work, it will be our intention to continuously enhance our product range and to develop new generations of products. However, we do not plan to divert resources from the initial OEM module development unless significant investment in an alternative application is provided by an OEM. We plan to retain a strategic role in the assembly and distribution of products, which will ensure continuity of product service and quality for customers.

In undertaking our development work, we plan to outsource materials handling and manufacturing of components to existing component manufacturers. The aim of this strategy is to alleviate capital costs in the setting up of manufacturing plants, and this will provide flexibility in sourcing of components and compliance of design specification rules in each country.

Prototyping and Testing

As we update the ZAFC design as we complete our development work, we anticipate that many of the core components and materials will change. Each variation will require extensive single-cell and unit testing as well as forensic work. While it is reasonable to acquire some test and lab apparatus (load banks, etc.), we believe that many of the environmental tests may be more cost effectively undertaken in conjunctions with a third party. This is one of the reasons why we have established a presence at the National Research Council's Institute for Fuel Cell Innovation facility in Vancouver, Canada, as described below.

Manufacturing

We anticipate that manufacturing of any commercial products incorporating our core ZAFC stack technology will be undertaken by an OEM under agreement with us. At the same time, design of the products, especially design of the core ZAFC stack for the manufacturing prototype, will require extensive input from not only experienced designers and engineers, but also from experienced production staff. For this reason, we entered into a Memorandum of Understanding with Midstates Tool & Machine, an established plastics tooling and machining company, located in Decatur, Indiana, that would be able to manufacture the components we require. Midstates Tool & Machine has advanced computer aided design and manufacturing capability to allow for the easy iteration of designs during the prototyping phase. We are in the process of entering into a longer term manufacturing agreement with them.

Research and Development Facilities

Our primary facility is located in Livermore, California within close proximity of the LLNL laboratories. This facility accommodates personnel required to implement the application designs, developments, and commercialization phases of the ZAFC system. We plan to carry out the majority of our research and development work at our Livermore facility.

Canada National Research Council

Power Air Tech has also established a Canadian subsidiary, Power Air (Canada) Corporation. Our Canadian subsidiary leases office space at the National Research Council of Canada's Institute for Fuel Cell Innovation (NRC-IFCI) in Vancouver, British Columbia, Canada, which is widely considered to have the world's most advanced cluster of companies and organizations focused on fuel cell technologies. We believe that our presence at the NRC will provide us with the opportunity to interact with other leading companies and leverage both NRC resources (for testing and project development) and the vast pool of local talent to reduce cost and time to market. We presently do not have any collaboration agreement with the NRC.

The NRC-IFCI is home to the NRC Fuel Cell Program which, in collaboration with industry, universities, and other government agencies, provides research and innovation support in areas critical to the growth of the sector, such as fuels research, system integration and manufacturing, and component development.

The NRC has funded major capital projects to expand the number of labs and to provide testing facilities specialized for different fuel-cell sizes and different fuel-cell types. Infrastructure includes demonstration facilities to showcase new technology, incubation space for start-ups, and access to specialized information resources. As such, the NRC IFCI provides us with access to critical product development systems and provides an ideal setting for presenting to prospective OEM and fuel cell partners

Marketing & Sales

We plan to focus on delivering ZAFC technology based products and systems to the market in collaboration with OEMs. Our plan is to identify and enter into strategic relationships with OEM's that are interested in pursuing the commercialization of products incorporating our ZAFC technology. Partnering with OEM's is expected to reduce the time required to commercialize our technology as it offers the ability to:

  leverage the OEM's market intelligence, specifications requirements, systems integration, and product development expertise;

  leverage the OEM's customer base for field trial activities and feedback;

  leverage the OEM's product design, certification, and regulatory approval expertise; and

  leverage the OEM's marketing, sales, distribution, installation, and service capabilities.

By partnering with OEM's, our objective will be to avoid duplicating costly, already existing OEM manufacturing, distribution, service and support infrastructures, thus enabling us to focus on cost reduction and improvement of our core technology offering.

We plan to support the OEM systems integration, product development, codes and standards, testing, and siting activities and participate with OEMs in end-user field trials. ZAFC hopper and cell size and configuration can be customized to meet OEM end-user product requirements.

We also plan to attempt to develop a strategic relationship with a fuel solution business partner, and to collaborate with this partner to implement a fuel supply, distribution, siting, re-fueling logistics, and re-cycling business model.

Commercialization of our zinc based product may be an important development for the zinc industry. Our product may represent a substantial new fuel market for zinc that zinc companies could supply to. The process of recycling the zinc, through electrolysis, could also offer a major sustainable revenue producing opportunity to companies in the zinc industry.

We also plan to develop market awareness for the ZAFC through identifiable brand imaging by introducing our logo (with or without text) on all systems, similar to "INTEL inside". The logo itself was derived by stylizing the company's initials "PAC" in to a linked "P" for Power and "A" for Air inside a circulating "C" for Corporation, which also represents an electron or energy being released in the chemical process.

We plan to focus our marketing efforts on establishing relationships with major organizations and we will target trade shows and trade press in order to promote these relationships. We also plan to promote our technology via press releases and editorial write-ups in trade publications. We plan to undertake limited media advertising. We plan to retain the services of an advertising agency to assist in public relations and marketing communications. This will be subject to review during the product launch phase. We anticipate that the primary promotional and marketing effort will be performed in conjunction with the our OEM and zinc strategic partners.

Patents and Licences

As described above, we hold the exclusive world-wide license from LLNL for the development and commercialization of the ZAFC technology. We also have exclusive worldwide rights to a second LLNL patent pertaining to a low-cost process for recovering zinc and converting it to pellet form for reuse in the ZAFC system.

We have identified several additional patentable designs in the course of developing our core ZAFC stack, and are in the process of filing additional patent applications, but there can be no assurance that any of these patents will be issued or that patents will not be challenged.

Government Approvals

One of our objectives will be to establish relationships with relevant regulators, government and industry agencies in regard to the endorsement of our technology and products. We plan to seek approvals or recognition for the ZAFC product as a complying zero-emission quality power source. In particular, we plan to seek to align our technology and products in order to qualify for grants and assistance programs directed at end-users wishing to adopt clean power alternatives.

Government Regulation

If we are to introduce products incorporating our ZAFC technology into the marketplace, we will have to have obtain Underwriters Laboratory and CSA International certifications for North America, and CE certifications for Europe prior to being able ship or install any product. Most OEMs will not put anything into their end user product that does not have these certifications. Accordingly, we plan to design all products that we develop so that they will be able to pass all major certifications (North America, Europe, Asia) with the same design. The expense associated with this government regulatory compliance will be incorporated into the costs for the design and development of our products.

At this time, we do not know what additional requirements, if any, each jurisdiction will impose on our product or its installation. We also do not know the extent to which any new regulations may impact our ability to distribute, install and service our product. Once our product reaches the commercialization stage and we begin distributing our systems to our early target markets, the federal, state or local government entities may seek to impose regulations.

Competition

The Company faces competition from a number of companies some of which are larger and have greater resources than it. The Company's competitors in the fuel cell industry include, among others, Fuel Cell Energy, Inc., Electric Fuel Corporation, Avista Laboratories, Inc., PowerZinc Corporation and Plug Power Inc. In addition, the Company will be attempting to displace established technology such as lead-acid batteries and internal combustion engines in many of the markets it enters, which have many companies that are established in these markets with greater resources than the Company. See "Risk Factors".

Incumbent portable generators from McCullough, Briggs & Stratton, Coleman and Honda are well priced at between $120 and $500 per kW for the end-user product. However, our product will have the advantages of indoor siting, no emissions, no fire hazard, no explosion hazard, no burn hazard (ie: to touch it when in operation), and recyclable fuel. To compete against incumbent portable generators, the OEM will have to offer the end-user a product at a reasonable premium, considering the advantages above, to the portable generator price.

To compete against existing fossil fuel portable generators, at an average of about $200 per kW, we believe a "Green" OEM alternative needs to deliver 1500+ hours of lifetime, 4 to-6 hours run-time at full load, and an end user price of:
▪	Introduction:	$800 - $1000 per kW
▪	Market Penetration:	$500 - $800 per kW
▪	Mass Market:	$300 - $500 per kW

Mineral Operations

We own four mineral claims in British Columbia, Canada which, in October of 2004, we purchased for the cash payment of $10,000. Our mineral claims are registered in the name of one of our directors, Paul D. Brock, in trust for us. The mineral claims are located near Stewart, B.C., in the Skeena Mining Division. The total area of the four mineral claims is approximately 1800 hectares, with each of the four claims consisting of approximately 450 hectares. Each claim is further subdivided into 18 units, consisting of approximately 25 hectares each, for a total number of 72 units consisting of 1800 hectares. The mineral claims are in good standing with the Province of British Columbia through to July of 2006. There is no assurance that a commercially viable mineral deposit exists on any of our properties. We are unlikely to pursue further exploration on these properties during fiscal 2006. Our interest in these mineral properties may be sold or allowed to lapse. We presently do not consider these mineral properties to be material to our operations.

Employees

We currently have 10 full-time employees and no part-time employees. Prior to September 30, 2005, we did not have any employees other than our officers, Paul D. Brock and Donald M. Prest.

Subsidiaries

Following the completion of the Share Exchange Agreement, we own 100% of the issued and outstanding share capital of Power Air Tech, Inc., which was formed under the laws of the State of Delaware in October of 1997. We also own 100% of the issued and outstanding shares of Power Air (Canada) Corp., which was formed under the laws of the Province of British Columbia, Canada, on December 12, 2005.

DESCRIPTION OF PROPERTIES

On October 17, 2005, we entered into an office and warehouse premises lease for its executive offices in Livermore, California. The term of the lease expires on October 31, 2008. The base monthly rent is $6,066 and the estimated monthly expenses are approximately $1,800 per month. On January 20, 2006, the Company entered into housing lease for premises in Pleasanton, California, which expires on January 31, 2008. The base monthly rent is $2,595.

We also have four mineral claims located near Stewart, British Columbia, as described above under "Description of Business - Mineral Operations". We are unlikely to pursue further exploration on these properties during fiscal 2006. Our interest in these mineral properties may be sold or allowed to lapse.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion of our plan of operations and of our financial condition, changes in financial condition and results of operations for the six months ended March 31, 2006 and 2005, years ended June 30, 2005 and 2004 and the transition period from June 30, 2005 to September 30, 2005 should be read in conjunction with our consolidated financial statements and related notes included elsewhere herein.

Plan of Operations

We currently plan to focus our resources on the delivery of one initial OEM module to market. This module will initially be targeted to OEMs delivering power solutions to the business and residential backup and emergency power segment. Our intention is to continuously enhance our product range and to develop new generation products.

We plan to continue our phased approach to the development of our product . We have completed phases 0 to 5 to date. Over the next twelve months, we plan to complete phases 6 through 9 and commence phase 10. Following is a discussion about our plan of operations over the next twelve months, which is described in more detail under "Description of Business - Plan of Operations".

Our plan of operations for the next twelve months is to complete the following objectives within the budgets specified:

  We plan to further develop the ZAFC technology, build and test a prototype of our product and complete a quality plan for our product, and related activities. We anticipate spending approximately $2,000,000 on development and engineering in the next twelve months. This includes the costs of salaries, external testing facilities and building of testing units. In addition, we estimate spending approximately $165,000 for equipping our laboratory facilities during the next 12 months in connection with our development and engineering activities.

  We plan to begin the marketing of our product to OEMs in Canada, the United States and Europe. We anticipate spending approximately $400,000 in sales and marketing costs in the next twelve months. These costs will include salaries, travel, marketing brochures and sales materials, trade shows and our website.

  We anticipate spending approximately $1,235,000 on general and administrative and corporate development costs in the next twelve months. These costs will consist primarily of salaries, professional fees, rent, travel, investor relations and our website.

As at March 31, 2006, we had cash reserves of approximately $500,000 and working capital of approximately $550,000. We anticipate that our working capital will be sufficient to enable us to complete phases 6 through 9 and commence phase 10 of our product development plan and to pay our general and administrative expenses for the next nine months. However, our ability to complete phase 10 and commence phase 11 of our product development plan will be subject to us obtaining additional financing.

During the next twelve months, we anticipate that we will not generate any revenue. Accordingly, we will be required to obtain additional financing in order to pursue our plan of operations. We believe that debt financing will not be an alternative for funding the development, manufacturing and marketing of our fuel cell based commercial products as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We anticipate that we will require an additional $3,500,000 to pursue our business plan for the next 12 months and to provide working capital for our operating activities. On April 24, 2006, our Board of Directors approved a private placement of up to 2,525,254 units at $1.10 per unit for net proceeds of up to $2,500,000 net of a 10% finder's fee, which we expect to raise by the end of May 2006. The Company to date has commitments for $1,692,900 pursuant to subscriptions received and expects to issue, as a result, a total of at least 1,539,000 units at $1.10 per unit. We anticipate that our working capital subsequent to this offering will be sufficient to enable us to complete phases 6 through 8 and commence phase 9 of our product development plan and to pay our general and administrative expenses for the next twelve months. However, we will require additional funds to complete phases 9, 10 and 11 and to commercialize our product and there is no assurance that we will obtain the funding necessary. If we do not continue to obtain additional financing going forward, we will be forced to abandon our plan of operations.

Presentation of Financial Information

We acquired all of the issued and outstanding shares of Power Air Tech on September 30, 2005. This acquisition resulted in a change in control which, for accounting purposes, constitutes a re-capitalization of our Company and, therefore, the transaction has been accounted for as a reverse merger whereby Power Air Corporation is considered the acquired entity and the operations of Power Air Tech have become the continuing operations of the Company. Accordingly, the amounts presented in our financial statements included herein prior to September 30, 2005 are those of Power Air Tech.

Prior to the completion of the acquisition, Power Air Tech was focused on raising funds for the development of the ZAFC technology through a reverse merger with a public company, settling outstanding debt and maintaining its license with LLNL. Accordingly, we did not have any significant operating results in the six months ended March 31, 2005, years ended June 30, 2005 and 2004 and three months ended September 30, 2005.

The financial year end of Power Air Tech was June 30. We have, however, resolved to maintain our year end of September 30. As a result, we have included audited financial statements for the transition period from June 30, 2005 to September 30, 2005.

The discussion below does not include any of the previous operations associated with the Company's mineral exploration activity. The Company is unlikely to pursue further exploration on these properties during fiscal 2006. The Company's interest in these mineral properties may be sold or allowed to lapse.

Results of Operations

Six Months Ended March 31, 2006 Compared to the Six Months Ended March 31, 2005

The following table sets out our consolidated loss during the six months ended March 31, 2006 and 2005:

	Six Months Ended March 31, 2006	Six Months Ended March 31, 2005
	(Unaudited)	(Unaudited)
Revenue	$ -	$ -
Operating Expenses
Depreciation	5,697	-
Development and engineering	115,936	-
General and administration	547,232	191,997
Investor relations and corporate development	120,953	-
License fees	45,990	31,250
Marketing and selling	127,237	-
Loss from Operations	(963,045)	(223,247)
Interest Expense	-	(20,445)
Net Loss	$ (963,045)	$ (243,692)

We recorded a net loss of $963,045 for the six month period ended March 31, 2006 as compared to a net loss of $243,692 for the prior period of 2005. The increase in net loss was due to the ramping up of operations from a dormant, maintenance stage to a fully operational stage. During the six months ended March 31, 2006, the Company hired all of the key management team members, developed the product development and go to market strategy, completed the remainder of a $2,000,000 financing and established the Company's operational facilities in Livermore, California, and at the National Research Council in Vancouver, Canada.

General and administrative expenses totaled $547,232 for the six month period ended March 31, 2006 as compared to $191,997 for the prior period of 2005. Included in general and administrative expenses for the six month period ended March 31, 2006 are fees and salaries relating to the Company's consultants, directors and administrative and management employees totaled approximately $147,000, as compared to $75,000 in the prior period of 2005. Travel related expense was approximately $89,000 for the six month period ended March 31, 2006 compared to $10,000 in the prior period of 2005. Professional fees were approximately $188,000 in the six month period ended March 31, 2006 as compared to $10,000 in the prior period of 2005. The increase in professional fees relate to the audit and one-time legal costs associated with establishing contracts and assistance in meeting SEC filing requirements initially and ongoing. The remaining approximately $123,000 of general and administrative costs for the six month period ended March 31, 2006 was for telephone, rent, office and regulatory fees as compared to approximately $97,000 in the prior period of 2005.

Development and engineering `expenses totaled $115,936 for the six month period ended March 31, 2006 as compared to $nil for the prior period of 2005. Included in development and engineering expenses for the six month period ended March 31, 2006 are salaries of approximately $80,000, consulting fees of approximately $7,000, lab supplies and development costs of approximately $19,000 and travel costs of approximately $10,000.

Marketing and selling expenses totaled $127,237 for the six month period ended March 31, 2006 as compared to $nil for the prior period of 2005. Included in marketing and selling expenses for the six month period ended March 31, 2006 are salaries of approximately $111,000, website costs of approximately $6,000, and travel and automobile costs of approximately $10,000.

Investor relations and corporate development expenses totaled $120,953 for the six month period ended March 31, 2006 as compared to $nil for the prior period of 2005. Included in investor relations and corporate development expenses for the six month period ended March 31, 2006 are salaries of approximately $64,000, website costs of approximately $10,000, consultant fees of approximately $30,000, newswire costs of approximately $5,000, and other costs of approximately $12,000.

Also included in net loss for the six month period ended March 31, 2006 are license fees of $45,990 relating to the annual license fee from LLNL as compared to $31,250 for the prior period of 2005. In the prior period of 2005 there was interest accruing on debts owing to various related parties and creditors totaled approximately $20,000 where no such amounts were owing for 2006.

Years Ended June 30, 2005 and 2004 and for the Three Months Ended September 30, 2005

The following table sets out our consolidated loss from operations during the fiscal years ended June 30, 2005 and 2004 and for the three months ended September 30, 2005. The loss from operations is consolidated for the three months ended September 30, 2005, but not consolidated for the fiscal years ended June 30, 2005 and 2004 as the figures are only those of PAT:
	Three Months Ended September 30, 2005 (audited)	Year Ended June 30, 2005 (audited)	Year Ended June 30, 2004 (audited)

Revenue	$-	$-	$-

General and administrative	2,602,752	383,994	429,883
License fee	22,509	62,500	37,500

Loss from operations	(2,625,261)	(446,494)	(467,383)

Interest expense	-	40,890	34,962

Net loss	$(2,625,261)	$(487,384)	$502,345

We recorded a net loss of $2,625,261 for the three months ended September 30, 2005. A total of $2,511,364 of this loss relates to the issuance of 4,545,456 common shares to our acting Chief Operating Officer on the date of the Acquisition. These shares were recorded at their estimated fair market value of $2,511,364 and were recorded as a one-time charge to operations on September 30, 2005. A total of $22,509 relates to a quarterly accrual for annual license fees. The remaining expenses of $91,388 relate to professional fees and salary accruals.

We recorded a net loss of $487,384 and $502,345 for the years ended June 30, 2005 and 2004, respectively. Included in net loss is the annual license fee expense of $62,500 and $37,500, respectively. In connection with the recapitalization, the Company issued 2,837,920 shares, with an aggregate value of $1,567,951, to settle disputed claims from our acting Chief Operating Officer and certain creditors. The Company concluded that the settlement of this liability is a type I subsequent event as defined by the American Institute of Certified Public Accounts Auditing Standards, AU Section 560, Subsequent Events. As a result, the Company recorded this settlement as consulting fees and contributed capital in the period such services were provided, resulting in a restatement of the accompanying financial statements for the years ended June 30, 2005 and 2004. A total of $373,767 and $428,803, respectively, was charged to general and administrative expense. The majority of these expenses related to the salary of the Chief Operating Officer and various other consultants. A total of $40,890 and $34,620, respectively, was charged to interest expense.

Liquidity and Capital Resources

The following table sets forth our cash and working capital as of June 30, 2005, September 30, 2005 and March 31, 2006:

	As of March 31, 2006	As of September 30, 2005	As of June 30, 2005
Cash reserves	$497,278	$1,040,998	$ 480
Working capital (deficiency)	$545,906	$785,006	$(4,104,418)

We plan to add a total of $2,500,000, net of finder's fees, to the above working capital by the end of May 2006. We will then have a total of approximately $3,000,000 of working capital. On April 24, 2006, our Board of Directors approved a private placement of up to 2,525,254 units at $1.10 per unit for net proceeds of up to $2,500,000 net of a 10% finder's fee. The Company to date has commitments for $1,692,900 pursuant to subscriptions received and expects to issue, as a result, a total of at least 1,539,000 units at $1.10 per unit.

We plan to spend approximately $3,800,000 over the next twelve months in carrying out our plan of operations, subject to the availability of additional financing. We anticipate that our working capital subsequent to the offering discussed above will be sufficient to enable us to complete phases 6 through 10 and commence phase 11 of our product development plan and to pay our general and administrative expenses for the next twelve months. However, our ability to complete phases 11 and 12 of our product development plan will be subject to us obtaining additional financing as these expenditures are expected to exceed our cash reserves.

The Company currently has no sources of revenue to provide incoming cash flows to sustain future operations. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to enter into OEM joint venture agreements, to raise additional equity financing and generate revenue, cash flow and attain profitable operations. There can be no assurance that the Company will be able to complete any of the above objectives. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. The consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at March 31, 2006, the Company had accumulated losses of $7,693,724 since inception. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Cash Used in Operating Activities

Operating activities in the six months ended March 31, 2006 and 2005 used cash of $1,261,968 and $218,692, respectively, which reflect our recurring operating losses. Operating activities have primarily used cash as a result of the development of our technology and organizational activities such as setting up our facilities and hiring a senior management team, and repaying certain accrued liabilities. As we have had no revenues since inception, we have financed our operations primarily by using existing capital reserves, entering into settlements with debtors, obtaining debt financing and through private placements of our stock, as discussed below under "Cash Provided by Financing Activities".

Cash Used in Investing Activities

In the six months ended March 31, 2006, investing activities used cash of $84,497 to purchase property and equipment. There were no investing activities in the six months ended March 31, 2006.

Cash Provided By Financing Activities

Our financing activities in the six months ended March 31, 2006 provided cash of $802,745 from the sale of our equity securities. In the six months ended March 31, 2005, financing activities provided cash of $218,465 as a result of advances from a related party.

Critical Accounting Policies

Our consolidated financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our consolidated financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

We believe that our critical accounting policies and estimates include the accounting for accounts receivable, marketable securities and long-lived assets reclamation costs, and accounting for legal contingencies.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development Expenditures

Due to the Company's lack of revenues and forecast of significant capital required to develop a market for its products, the net realizable value of prototype material and intangible assets is not reasonably determinable. Accordingly, all research and development expenditures under Cooperative Research and Development Agreement (CRADA) contracts, including the costs of prototype material and the cost of obtaining intangible assets such as patents, have been charged to operations.

Revenue Recognition

The Company will recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will be recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is provided and collectibility is reasonably assured.

The Company has not generated any revenue since inception on October 15, 1997. The Company plans to receive funding from OEM's to engineer products to OEM specifications. The Company then plans to receive license and product fees under OEM contracts. Revenue recognition will be specific to the terms of the contracts and will thus be determined in a later period.

Stock-Based Compensation

Prior to January 1, 2006, the Company accounted for stock-based awards under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" using the intrinsic value method of accounting, under which compensation expense was only recognized if the exercise price of the Company's employee stock options was less than the market price of the underlying common stock on the date of grant. The Company also had adopted the disclosure-only alternative of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS 123") and SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure. In March 2005 the SEC issued SAB No. 107, Share-Based Payment ("SAB 107") which provides guidance regarding the interaction of SFAS 123R and certain SEC rules and regulations. The Company has applied the provisions of SAB 107 in its adoption of SFAS 123R.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R "Share Based Payments" using the modified retrospective transition method. SFAS 123R requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense rateably over the requisite service periods. The Company has estimated the fair value of each award as of the date of grant or assumption using the Black-Scholes option pricing model, which was developed for use in estimating the value of traded options that have no vesting restrictions and that are freely transferable. The Black-Scholes model considers, among other factors, the expected life of the award and the expected volatility of the Company's stock price. Although the Black-Scholes model meets the requirements of SFAS 123R and SAB 107, the fair values generated by the model may not be indicative of the actual fair values of the Company's awards, as it does not consider other factors important to those share-based payment awards, such as continued employment, periodic vesting requirements, and limited transferability.

The Company has had no outstanding stock options or unvested share based payments as of this date. Accordingly, there was no effect on the Company's previously reported loss from operations, cash flows or loss per share as a result of adopting SFAS No 123R.

Foreign Currency Transactions/Balances

The Company's functional and reporting currency is the United States dollar. Foreign currency transactions mainly occur in Canadian currency, and management has adopted SFAS No. 52, "Foreign Currency Translation". Monetary assets and liabilities denominated in Canadian dollars are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in Canadian currencies are translated at rates of exchange in effect at the date of the transaction. Any gain or loss on foreign currency translation is included in operations. To date, such amounts have not been significant.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

    any of our directors or officers;

    any person proposed as a nominee for election as a director;

    any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

    any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

Donald M. Prest and certain of his family members participated in the September 2005 Private Placement and own an aggregate of 210,000 shares and warrants to acquire and aggregate of 210,000 shares in the capital of the Company, as described under "Selling Shareholders".

Paul D. Brock, a director, and Donald M. Prest, the Company's Chief Financial Officer, each acquired 1,875,000 shares of the Company's common stock at a price of $0.001 per share on September 9, 2004. Mr. Brock and Mr. Prest each paid a total purchase price of $500 for the shares.

With regard to our mineral claims, the Company acquired the claims in October of 2004 by purchasing them from Teuton Resources Corp. for the cash payment of $10,000. By Declaration of Trust, Mr. Brock has declared that he holds a 100% undivided and legal, beneficial and registered interest in and to the mineral claims for us and that he will deliver registered title to the mineral claims to us upon our demand.

As a consequence of the Closing of the Share Exchange Agreement:

    an aggregate of 1,550,000 issued and outstanding common shares of the Company owned by the Company's co-founders, Messrs. Brock and Prest, were returned to treasury for cancellation;

    14,693,423 of our shares were issued to Power Air Dynamics, of which Mr. Harrison, a director of the Company, is a shareholder and a director; and

    7,381,577 of our shares were issued to the HDH Group, which is owned and controlled by Mr. Haley, one of our directors and an officer.

As of June 30, 2005, $2,173,045 was due to Power Air Dynamics, which was formerly the sole shareholder of Power Air Tech. Stephen Harrison, one of our directors, is a director and officer of this company. As a condition precedent to the Share Exchange Agreement this amount was forgiven, effective September 30, 2005, and treated as additional paid in capital.

As of June 30, 2005 and June 30, 2004, $1,567,961 and $1,176,206, respectively, were due to H. Dean Haley, Power Air Tech's acting Chief Operating Officer and our present Executive Chairman and Chief Operating Officer. The $1,567,961 amount was settled in connection with our re-capitalization by the issuance of 2,836,121 common shares of our common stock upon completion of the Power Air Tech acquisition at an agreed price of $0.5525 per share.

As a condition precedent to the Share Exchange Agreement, we were required to issue 4,545,456 common shares, at an established fair market price of $0.5525 per share, to Mr. Haley, Power Air Tech's acting Chief Operating Officer, in connection with his ongoing commitment to build out a successful public company and to serve as our executive chairman after the closing of the Share Exchange Agreement. As there was no contract in place for Mr. Haley, and as there are no escrow provisions in place to restrict his ability to own or dispose of these shares, we incurred a charge of $2,511,364 to operations as at September 30, 2005.

As at September 30, 2005, we accrued, and subsequently paid, a total of $85,680 in finder's fees to Manning Elliott LLP, of which Mr. Prest, an officer of the Company, is a partner, and Stephen Williams, a former director and officer of the Company, in connection with the completion of the private placement transactions completed in November 2005.

Market for Common Equity and related stockholder information

Market Information

Our shares of common stock were quoted for trading on the OTC Bulletin Board under the symbol "PWAC.OB" in June 2005. The market for our common stock is limited, volatile and sporadic. The following table sets forth the high and low bid prices relating to our common stock for the periods indicated, as provided by the Nasdaq Stock Market. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.
Quarter Ended	High Bid	Low Bid
March 31, 2006	$2.48	$0.70
December 31, 2005	1.17	0.60
September 30, 2005	0.95	0.21
June 30, 2005	No trades	No trades

Holders of Common Shares

As at June 8, 2006, we had approximately 1,200 registered holders of our common stock.

Dividends

There are no restrictions in our Articles or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

    we would not be able to pay our debts as they become due in the usual course of business; or

    our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Executive Compensation

None of our executive officers have been compensated in any form for their services from the time of the incorporation of the Company to September 30, 2005. Subsequent to September 30, 2005, we entered into employment or services agreements with certain of our executive officers pursuant to which they are compensated as described below. In addition, Mr. Haley, our Executive Chairman and Chief Operating Officer, is, effective on April 1, 2006, paid an annual salary of $150,000. Furthermore, Mr. Kozak, our President and Chief Executive Officer, is, effective on October 1, 2005, paid an annual salary of $100,000. Effective May 29, 2006, Stephen Williams resigned as our President and Chief Executive Officer and Remy Kozak was appointed in his place. The services agreement we had entered into with Mr. Williams was amended accordingly. On April 1, 2006, we issued options to acquire an aggregate of up to 1,300,000 shares of our common stock to our directors and executive officers as described under "Security Ownership of Certain Beneficial Owners and Management".

Employment Agreements

The following summary of certain material terms of the employment or services agreements we have entered into with certain of our officers is not complete and is qualified in its entirety to the full text of each such agreement on file with the SEC.

Remy Kozak

We entered into a corporate development employment agreement with Remy Kozak effective October 3, 2005, which was amended by an amending agreement dated May 29, 2006, pursuant to which Mr. Kozak agreed to act as the Vice-President Corporate Development of the Company. In consideration for such services, Mr. Kozak is entitled to a gross monthly salary of $8,333.33 (which is subject to renegotiation on a reasonably consistent basis) and the fee shall be increased on an annual basis as provided in the agreement. Mr. Kozak is also entitled under the agreement to an annual incentive bonus as determined by the Board of Directors as well as certain other benefits as provided therein. Mr. Kozak is also entitled to options to acquire an aggregate of 400,000 shares of the Company at an exercise price of $0.65 per share. The agreement may be terminated by Mr. Kozak at any time upon 30 days' prior written notice or by the Company at any time upon 90 days' prior written notice. The agreement may also be terminated by either party upon 30 days' prior written notice and damages sought in the event of a material breach of the agreement, the wilfull non-compliance of a party's obligations under the agreement, in the event of fraud, serious neglect or misconduct or in the event of the bankruptcy of a party as provided in the agreement.

H. Dean Haley

We entered into an employment agreement with H. Dean Haley, our Executive Chairman and Chief Operating Officer, dated effective April 1, 2006 as executed on May 29, 2006, pursuant to which Mr. Haley had agreed to act as Executive Chairman and Chief Operating Officer for a period of seven months from the effective date of the agreement. In consideration for his services and for entering into the agreement, Mr. Haley is entitled to an annual basic fee of $150,000 and received a signing bonus of $15,000. Under the agreement, Mr. Haley is also entitled to options to acquire an aggregate of 200,000 shares of the Company at an exercise price of $0.65 per share exercisable for a period of up to two years from the date of grant as well as an incentive bonus as may be determined by the Board of Directors. Mr. Haley is entitled to participate in any plan, including pension, deferred compensation, profit sharing or other plan that may be adopted by the Board of Directors. The agreement may be terminated by Mr. Haley at any time upon 30 days prior written notice or by the Company at any time upon 30 days prior written notice after the initial term. The agreement may also be terminated by either party upon 30 days prior written notice and damages sought in the event of a material breach of the agreement, the wilful non-compliance of a party's obligations under the agreement, in the event of fraud, serious neglect or misconduct or in the event of the bankruptcy of a party as provided in the agreement.

Don Ceci

We entered into a sales and marketing employment agreement dated effective October 3, 2005 with Don Ceci pursuant to which Mr. Ceci has agreed to act as Vice-President Sales and Marketing of the Company. In consideration for such services, Mr. Ceci is entitled to a monthly salary of $10,000 (subject to negotiation on a reasonably consistent basis) and the fee shall be increased on an annual basis as provided in the agreement. Mr. Ceci is also entitled under the agreement to an annual incentive bonus as determined by the Board of Directors as well as certain other benefits as provided therein. Mr. Ceci is also entitled to options to acquire an aggregate of 200,000 shares of the Company at an exercise price of $0.65 per share. The agreement may be terminated by Mr. Ceci at any time upon 30 days prior written notice or by the Company at any time upon 90 days prior written notice. The agreement may also be terminated by either party upon 30 days prior written notice and damages sought in the event of a material breach of the agreement, the wilful non-compliance of a party's obligations under the agreement, in the event of fraud, serious neglect or misconduct or in the event of the bankruptcy of a party as provided in the agreement.

Stephen Williams

We entered into a services agreement with Stephen Williams, our former President and Chief Executive Officer, dated effective October 1, 2005, which was amended by an amending agreement dated May 29, 2006, pursuant to which Mr. Williams had originally agreed to act as President of our company for a period of one year from the effective date of the services agreement. The amending agreement was entered into to reflect the fact that Mr. Williams had resigned as a director and officer of our company, as originally contemplated by the services agreement, while extending the initial term of the services agreement until December 31, 2006 and removing the severance provisions originally provided for under the services agreement. In consideration for his services and for entering into the services agreement, as amended, Mr. Williams is entitled to an annual basic fee of $150,000 and received a signing bonus of $15,000. Under the services agreement, as amended, Mr. Williams is also still entitled to options to acquire an aggregate of 500,000 shares of the Company at an exercise price of $0.65 per share exercisable for a period of up to five years from the date of grant as well as an incentive bonus as may be determined by the Board of Directors. Mr. Williams is also still entitled to participate in any plan, including pension, deferred compensation, profit sharing or other plan, that may be adopted by the Board of Directors. The services agreement, as amended, may be terminated by Mr. Williams at any time upon 30 days prior written notice or by the Company at any time upon 120 days prior written notice. The services agreement, as amended, may also be terminated by either party upon 30 days prior written notice and damages sought in the event of a material breach of the services agreement, the wilful non-compliance of a party's obligations under the services agreement, in the event of fraud, serious neglect or misconduct, or in the event of the bankruptcy of a party as provided in the services agreement.

Stock Option Grants

We had not granted any stock options to any of our directors or officers prior to March 31, 2006. On April 1, 2006, our Board granted options to acquire up to an aggregate of 2,550,000 shares of our common stock to our officers, directors and certain employees and consultants. These options were granted pursuant to prior agreements with these persons and are exercisable at a price of $0.65 per share, being the fair value of the underlying shares at the time such agreements were entered into. The options are exercisable for a period of two years from the date of grant, other than the options granted to Stephen Williams which are exercisable for a period of five years from the date of grant. Options to acquire an aggregate of 1,866,668 shares are currently vested with the remaining options vesting in the following manner: options to acquire an aggregate of 245,834 shares presently vest on July 1, 2006; and the remaining options to acquire an aggregate of 437,498 shares presently vest on October 1, 2006. See "Security Ownership of Certain Beneficial Owners and Management" for more information relating to these option grants.

Long-Term Incentive Plans

We do not currently have any long-term incentive plans in place.

Compensation of Directors

We currently do not and have not in the past paid our directors any fees or other compensation for acting as directors. Independent board members who are not employed by us in any capacity are paid $5,000 per quarter plus travel and incidental expenses.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Dale Matheson Carr-Hilton LaBonte Chartered Accountants ("DMCL") were dismissed as our principal independent accountant effective November 8, 2005. The Company has engaged, Armanino McKenna LLP as its principal independent accountant effective November 8, 2005. The decision to dismiss DMCL as principal independent accountants was approved by our Board of Directors.

DMCL was been reappointed as our principal independent accountant effective December 12, 2005. The decision to reappoint and engage DMCL as our principal independent accountants was approved by our Board of Directors.

We had previously asked Armanino McKenna LLP to be its principal independent accountant, as was disclosed in our Current and Amended Reports on Form 8-K dated November 8, 2005 and December 1, 2005, however, Armanino McKenna LLP were never formally appointed as our principal independent accountant due, in part, to the fact that the proposed appointment was subject to Armanino McKenna LLP's client acceptance procedures and there were initial pricing issues between the Company and Armanino McKenna LLP. Therefore, the engagement of Armanino McKenna LLP was never consummated and Armanino McKenna LLP did not perform any audit or audit-related services us.

As was set forth in our Current Report on Form 8-K dated November 8, 2005, the report of DMCL dated October 26, 2004 on the balance sheets of the Company as at September 30, 2004, and the related statements of operations, stockholders' equity and cash flows for the period from August 26, 2004 (date of inception) to September 30, 2004 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles, other than to state, in the paragraph after the opinion paragraph that there is a substantial doubt that we will be able to continue as a going concern due to losses from inception.

As was also set forth in our Current Report on Form 8-K dated November 8, 2005, in connection with the audit of the period from August 26, 2004 (date of inception) to September 30, 2004 and the subsequent interim period through to October 26, 2004, there were no disagreements with DMCL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of DMCL would have caused them to make reference thereto in their report on our audited financial statements.

We provided DMCL with a copy of the foregoing disclosures and has requested in writing that DMCL furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures. We received the requested letter from DMCL wherein they have confirmed their agreement to our disclosures. A copy of DMCL's letter dated November 8, 2006 was filed as an exhibit to our Current Report on Form 8-K dated November 8, 2005.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at One Station Place, 100 F Street, N.E., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of our SEC filings by going to the SEC's website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of the Company, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

No agent of the Company or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

FINANCIAL STATEMENTS

The consolidated financial statements of Power Air Corporation listed below are included in this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

    Unaudited financial statements for the six months ended March 31, 2006.

    Audited financial statements for the year ended June 30, 2005 and for the transition period from June 30, 2005 to September 30, 2005.

Power Air Corporation
(formerly Fortune Partners, Inc.)
(A Development Stage Company)
Interim Consolidated Balance Sheets
(Expressed in US dollars)
(Unaudited)

	March 31, 2006 $	September 30, 2005 $

ASSETS

Current Assets

Cash and equivalents	497,278	1,040,998
Other current assets	138,219	21,965

Total Current Assets	635,497	1,062,963

Property and Equipment (Note 5)	78,800	-

Total Assets	714,297	1,062,963

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accounts payable	67,106	70,302
Accrued liabilities	22,485	207,655

Total Liabilities	89,591	277,957

Commitments and Contingencies (Notes 1 and 8)
Subsequent Events (Note 11)

Stockholders' Equity

Common Stock, 375,000,000 shares authorized, $0.001 par value, 43,000,646 and 41,894,729 shares issued and outstanding, respectively	43,000	41,894

Additional Paid in Capital	8,275,430	7,635,641

Subscription Receivable	-	(161,850)

Deficit Accumulated During the Development Stage	(7,693,724)	(6,730,679)

Total Stockholders' Equity	624,706	785,006

Total Liabilities and Stockholders' Equity	714,297	1,062,963

(The accompanying notes are an integral part of the consolidated financial statements)

Power Air Corporation
(formerly Fortune Partners, Inc.)
(A Development Stage Company)
Interim Consolidated Statements of Operations
(Expressed in US dollars)
(Unaudited)
	Three Months Ended March 31, 2006 $	Three Months Ended March 31, 2005 $	Six Months Ended March 31, 2006 $	Six Months Ended March 31, 2005 $	From October 15, 1997 (Date of Inception) to March 31, 2006 $

Revenue	-	-	-	-	-

Operating Expenses

Depreciation	4,223	-	5,697	-	5,697
Development and engineering	98,936	-	115,936	-	2,038,123
General and administration	260,567	95,998	547,232	191,997	5,006,080
Investor relations and corporate development	58,851	-	120,953	-	120,953
License fees	27,240	15,625	45,990	31,250	283,533
Marketing and selling	62,313	-	127,237	-	127,237

Total Operating Expenses	512,130	111,623	963,045	223,247	7,581,623

Loss from Operations	(512,130)	(111,623)	(963,045)	(223,247)	(7,581,623)

Other Expense

Interest	-	(10,222)	-	(20,445)	(112,101)

Net Loss For the Period	(512,130)	(121,845)	(963,045)	(243,692)	(7,693,724)

Net Loss Per Share - Basic and Diluted
(.01)

-

(.02)

-

Weighted Average Shares Outstanding	42,988,000	39,817,000	42,623,000	39,817,000

(The accompanying notes are an integral part of the consolidated financial statements)

Power Air Corporation
(formerly Fortune Partners, Inc.)
(A Development Stage Company)
Interim Consolidated Statements of Cash Flows
(Expressed in US dollars)
(Unaudited)

	Six Months Ended March 31, 2006 $	Six Months Ended March 31, 2005 $

Cash Flows Used In Operating Activities

Net loss for the period	(963,045)	(243,692)

Adjustments to reconcile net loss to cash used in operations
Amortization	5,697	-

Change in operating assets and liabilities:

Increase (decrease) in other current assets	(116,254)	25,000
(Decrease) in accounts payable	(3,196)	-
(Decrease) in accrued liabilities	(185,170)	-

Net Cash Used in Operating Activities	(1,261,968)	(218,692)

Cash Flows To Investing Activities

Purchase of property and equipment	(84,497)	-

Cash Flows From Financing Activities

Proceeds from subscriptions received for common stock	880,696	-
Share issuance costs	(77,951)	-
Advances from a related party	-	218,465

Net Cash Flows Provided By Financing Activities	802,745	218,465

Decrease in Cash and Equivalents	(543,720)	(227)

Cash and Equivalents - Beginning of Period	1,040,998	707

Cash and Equivalents - End of Period	497,278	480

Supplemental Disclosures

Interest paid	-	-
Income taxes paid	-	-

Non-cash Investing and Financing Activities	-	-

(The accompanying notes are an integral part of the consolidated financial statements)

Power Air Corporation
(formerly Fortune Partners, Inc.)
(A Development Stage Company)
Interim Consolidated Statement of Stockholder's Equity
From October 15, 1997 (Date of Inception) to March 31, 2006
(expressed in U.S. dollars)
(Unaudited)

	Common Stock				Accumulated
					Deficit
	Number		Additional		During the
	of		Paid-In	Subscription	Development
	Shares	Amount	Capital	Receivable	Stage	Total
		$	$	$	$	$

Balance from October 15, 1997 (Date of inception) to June 30, 2005 (audited)	10,000	1,000	-	-	(4,105,418)	(4,104,418)

Adjustment for change in par value	-	(990)	990	-	-	-

Re-capitalization transactions (Note 1)
Shares of Power Air Corporation	18,750,000	18,750	-	-	-	18,750
Cancellation of founders stock	(1,550,000)	(1,550)	1,550	-	-	-
Shares issued to shareholders of Power Air Tech, Inc. to effect the reverse merger	14,693,423	14,693	(14,693)	-	-	-
Shares issued for compensation	4,545,456	4,545	2,506,819	-	-	2,511,364
Shares acquired by legal parent	(10,000)	(10)	-	-	-	(10)
Shares issued to settle debt	3,378,396	3,378	1,864,180	-	-	1,867,558
Forgiveness of related party debt of PAT as a condition precedent to the reverse merger	-	-	2,173,045	-	-	2,173,045
Net liabilities assumed in recapitalization	-	-	(89,482)	-	-	(89,482)

Unit private placement	2,077,454	2,078	1,348,267		-	1,350,345

Share subscription	-	-	-	(161,850)	-	(161,850)

Share issuance costs	-	-	(155,035)		-	(155,035)

Net loss for the period	-	-	-		(2,625,261)	(2,625,261)

Balance, September 30, 2005	41,894,729	41,894	7,635,641	(161,850)	(6,730,679)	785,006

Subscription received	-	-	-	161,850	-	161,850

Unit private placement	1,105,917	1,106	717,740	-	-	718,846

Share issuance costs	-	-	(77,951)	-	-	(77,951)

Net loss for the period	-	-	-	-	(963,045)	(963,045)

Balance, March 31, 2006	43,000,646	43,000	8,275,430	-	(7,693,724)	624,706

(The accompanying notes are an integral part of the consolidated financial statements)

Power Air Corporation
(formerly Fortune Partners, Inc.)
(A Development Stage Company)
Notes to the Interim Consolidated Financial Statements
(Expressed in US dollars)
(Unaudited)

1.     Nature of Operations, Re-capitalization and Continuance of Business

Power Air Corporation (the "Company" or "PAC") (formerly Fortune Partners, Inc. or "FPI") was incorporated in the State of Nevada on August 26, 2004. Pursuant to a Share Exchange Agreement (the "Agreement") dated September 30, 2005, the Company acquired all of the issued and outstanding shares of Power Air Tech, Inc. ("PAT") and issued, in total, 22,617,275 common shares to the shareholder of PAT, the Chief Operating Officer of PAT and the majority of creditors of PAT resulting in PAT shareholders and related parties and creditors gaining a 57% control position of PAC (collectively the "PAT Acquisition"). Prior to the PAT Acquisition, the Company's principal business was the acquisition and exploration of mineral properties (Note 3). The Company has not determined whether its mineral properties contain mineral reserves that are economically recoverable and has not been active exploring these properties since July, 2005. As such, the PAT Acquisition by the Company, is considered a re-capitalization of PAT and PAT is considered the acquirer for accounting and financial reporting purposes. The consolidated financial statements include the accounts of the Company since the PAT Acquisition on September 30, 2005, and the historical accounts of PAT since the date of its inception, October 15, 1997. All significant intercompany balances and transactions have been eliminated upon consolidation. The name of the combined company was changed on December 21, 2005 to Power Air Corporation pursuant to a Form 14A proxy/consent statement which was filed by the Company with the United States and Securities Commission (the "SEC") on November 9, 2005 and approved by a majority of the Company's shareholders on December 20, 2005.

PAT was incorporated in the State of Delaware on October 15, 1997 and operated its business in the State of California. PAC, through its acquisition of PAT, is in the business of developing, manufacturing and marketing fuel cell based commercial products. PAT has the exclusive worldwide license to the Zinc-Air Fuel Cell ("ZAFC") Technology that was developed at the Lawrence Livermore National Laboratory ("LLNL"), in Livermore, California, for all fields of use (stationary, portable and mobile applications) and commercialization.

The ZAFC is a metal oxide fuel cell using simple physical chemistry. The ZAFC uses a combination of oxygen and zinc pellets in a liquid alkaline mixture that generates electricity and at the same time creates residual zinc oxide that can be recycled back into reusable zinc, via electrolysis, so that it can again be fed into the ZAFC stack. Where desired, the "recycling" functionality can be combined with a ZAFC creating a zinc-air battery. Alternatively, for applications where minimal downtime is desired, standalone ZAFC can be refuelled by flushing the spent zinc oxide and adding more zinc pellets.

Upon completion of the PAT Acquisition on September 30, 2005, the Company:

a)     issued 14,693,423 restricted common shares to the shareholder of PAT to acquire 100% of the issued and outstanding shares of PAT. Included as a condition precedent to the Share Exchange Agreement was that the shareholder of PAT forgive $2,173,045 of indebtedness from PAT. This forgiveness was treated as additional paid in capital due to the shareholder of PAT being considered a principal shareholder of the Company as a consequence of the completion of the PAT Acquisition;

b)     issued 4,545,456 restricted common shares, at an estimated fair value of $0.5525 per share (after a 15% discount to the established fair market price of $0.65) to PAT's Chief Operating Officer in connection with his ongoing commitment to build out a successful public company and to serve as the Executive Chairman of the Company after the closing of the Share Exchange Agreement. As there was no contract in place for the Chief Operating Officer and there were no escrow provisions in place to restrict his ability to own or dispose of the restricted common shares, the Company charged $2,511,364 to operations as at September 30, 2005;

c)     issued 2,836,121 restricted common shares, at an estimated fair value of $0.5525 per share (after a 15% discount to the established fair market price of $0.65), to PAT's acting Chief Operating Officer in consideration of his agreeing to accept the shares in complete satisfaction of all previous disputes, debts and/or services provided to PAT. A total of $1,567,961 was charged to operations of prior periods;

Power Air Corporation
(formerly Fortune Partners, Inc.)
(A Development Stage Company)
Notes to the Interim Consolidated Financial Statements
(Expressed in US dollars)
(Unaudited)

1.     Nature of Operations, Re-capitalization and Continuance of Business (continued)

d)     issued 542,275 restricted common shares, at an estimated fair value of $0.5525 per share (after a 15% discount to the established fair market price of $0.65), to a substantial majority of the creditors of PAT in consideration of such creditors agreeing to accept the shares in complete satisfaction of all previous debts and/or services provided by such creditors to PAT totalling $299,607. The Company also assumed an obligation to pay a creditor $25,995 which was paid during the quarter ended December 31, 2005; and

e)     caused 1,550,000 common shares, previously owned by two founders of PAC, to be returned to treasury and cancelled for no consideration as part of the terms of the Share Exchange Agreement.

Between August 22, 2005 and September 30, 2005 the Company received common stock subscriptions for 2,077,454 units at a price of $0.65 per unit for total proceeds and subscriptions receivable of $1,350,345. The subscriptions receivable were received in October 2005. These units were issued on September 30, 2005. During the quarter ended December 31, 2005 the Company received common stock subscriptions for an additional 1,090,532 units at a price of $0.65 per unit for total additional proceeds of $708,846. These units were issued on November 30, 2005. On March 15, 2006 the Company received a common stock subscription for an additional 15,385 units at a price of $0.65 per unit for total additional proceeds of $10,000. These units were issued on March 15, 2006. Total units issued were 3,183,371 and total proceeds received was $2,069,191. A total of $230,486 of share issuance costs were incurred including $30,000 of legal costs and $202,586 of finder's fees. Each unit consisted of one common share and one share purchase warrant. Each warrant entitles the holder to purchase an additional share of common stock at a price of $1.00 per share for a period of two years from the date of issuance. (See Note 7(a)).

The Company is a development stage company as defined by Statement of Financial Accounting Standards ("SFAS") No. 7 "Accounting and Reporting by Development Stage Enterprises". In a development stage company, management devotes most of its activities in developing a market for its products. The Company is presently in its developmental stage and currently has no sources of revenue to provide incoming cash flows to sustain future operations. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to enter into Original Equipment Manufacturer ("OEM") joint venture agreements, to raise additional equity financing and generate revenue, cash flow and attain profitable operations. Management has plans to seek additional capital through equity offerings. There is no guarantee that the Company will be able to complete any of the above objectives. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at March 31, 2006, the Company has a working capital surplus of $545,906 and accumulated losses of $7,693,724 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

FPI's SB-2 Registration Statement with the United States Securities and Exchange Commission was declared effective on April 22, 2005. Pursuant to this Registration Statement FPI registered 10,290,000 shares of common stock (which has been adjusted for the Company's 3.75 new for one old share subdivision which was completed in July, 2005) for resale by existing stockholders of FPI. FPI's Registration Statement was withdrawn by the Company on August 22, 2005 in conjunction with the Company's then agreement in principle to acquire PAT. FPI did not receive any proceeds from the resale of shares of common stock by the selling stockholders. FPI made application with the North American Securities Dealers to obtain a trading symbol, which was obtained on June 8, 2005. FPI's trading symbol was "FTPI". The Company filed a Form 14A with the SEC on November 9, 2005 to change its name to Power Air Corporation and to change its symbol. On December 20, 2005 a majority of the Company's shareholders approved the name change which was then made effective on December 21, 2005. The trading symbol is now "PWAC".

Subsequent to March 31, 2006, on April 24, 2006, the Board of Directors approved a private placement of up to 2,525,254 units at $1.10 per unit for net proceeds of up to $2,500,000 net of a 10% finder's fee. The Company has raised $1,692,900 pursuant to subscriptions received and will issue, as a result, a total of 1,539,000 units at $1.10 per unit.

Power Air Corporation
(formerly Fortune Partners, Inc.)
(A Development Stage Company)
Notes to the Interim Consolidated Financial Statements
(Expressed in US dollars)
(Unaudited)

2.     Summary of Significant Accounting Policies

a)     Basis of Presentation

These consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States and are presented in US dollars. The Company resolved to keep the fiscal year end of PAC, the legal parent, being September 30. PAT's fiscal year end was June 30. In connection with the re-capitalization, the historical financial statements presented are those of PAT. These consolidated financial statements include the accounts of the Company and its wholly-owned Delaware subsidiary, PAT, and its newly incorporated and wholly-owned inactive British Columbia subsidiary, Power Air (Canada) Corp. All intercompany transactions and balances have been eliminated.

b)     Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)     Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

d)     Comprehensive Loss

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. For all periods presented the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

e)     Research and Development Expenditures

Due to the Company's lack of revenues and forecast of significant capital required to develop a market for its products, the net realizable value of prototype material and intangible assets is not reasonably determinable. Accordingly, all research and development expenditures under Cooperative Research and Development Agreement (CRADA) contracts, including the costs of prototype material and the cost of obtaining intangible assets such as patents, have been charged to operations.

f)     Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Notes to the Interim Consolidated Financial Statements

(Expressed in US dollars)

(Unaudited)

2. Summary of Significant Accounting Policies (continued)

g)     Mineral Properties

Prior to the Share Exchange Agreement, the Company was in the exploration stage since its formation on August 26, 2004 and had not realized any revenues from its originally planned operations. Mineral property acquisition and exploration costs were charged to operations as incurred. If it is to be determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property will be capitalized. Such costs will be amortized using the units-of-production method over the estimated life based of proven and probable mineral reserves. Since we are also an exploration stage company there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. WE have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the mineral property, and there is no assurance that we will discover one.

h)     Financial Instruments

Financial instruments, which include cash, other current assets, accounts payable and accrued liabilities and due to related parties, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

i)     Revenue Recognition

The Company will recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will be recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is provided and collectibility is reasonably assured.

The Company has not generated any revenue since inception on October 15, 1997. The Company plans to receive funding from OEM's to engineer products to OEM specifications. The Company then plans to receive license and product fees under OEM contracts. Revenue recognition will be specific to the terms of the contracts and will thus be determined in a later period.

j)     Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until it is estimated that realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

k)     Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash was deposited with a high quality credit institution.

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Notes to the Interim Consolidated Financial Statements

(Expressed in US dollars)

(Unaudited)

2.     Summary of Significant Accounting Policies (continued)

l)     Stock-Based Compensation

Prior to January 1, 2006, the Company accounted for stock-based awards under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" using the intrinsic value method of accounting, under which compensation expense was only recognized if the exercise price of the Company's employee stock options was less than the market price of the underlying common stock on the date of grant. The Company also had  adopted the disclosure-only alternative of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS 123") and SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure. In March 2005 the SEC issued SAB No. 107, Share-Based Payment ("SAB 107") which provides guidance regarding the interaction of SFAS 123R and certain SEC rules and regulations. The Company has applied the provisions of SAB 107 in its adoption of SFAS 123R.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R "Share Based Payments" using the modified retrospective transition method. SFAS 123R requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense ratably over the requisite service periods. The Company has estimated the fair value of each award as of the date of grant or assumption using the Black-Scholes option pricing model, which was developed for use in estimating the value of traded options that have no vesting restrictions and that are freely transferable. The Black-Scholes model considers, among other factors, the expected life of the award and the expected volatility of the Company's stock price. Although the Black-Scholes model meets the requirements of SFAS 123R and SAB 107, the fair values generated by the model may not be indicative of the actual fair values of the Company's awards, as it does not consider other factors important to those share-based payment awards, such as continued employment, periodic vesting requirements, and limited transferability.

The Company has had no outstanding stock options or unvested share based payments as of this date. Accordingly, there was no effect on the Company's previously reported loss from operations, cash flows or loss per share as a result of adopting SFAS No 123R.

m)     Foreign Currency Transactions/Balances

The Company's functional and reporting currency is the United States dollar. Foreign currency transactions mainly occur in Canadian currency, and management has adopted SFAS No. 52, "Foreign Currency Translation". Monetary assets and liabilities denominated in Canadian dollars are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in Canadian currencies are translated at rates of exchange in effect at the date of the transaction. Any gain or loss on foreign currency translation is included in operations. To date, such amounts have not been significant.

n)     Property and Equipment

Amortization is provided on all property and equipment utilizing the straight line method and amortized to operations over their estimated useful lives of five years.

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Notes to the Interim Consolidated Financial Statements

(Expressed in US dollars)

(Unaudited)

2.     Summary of Significant Accounting Policies (continued)

o)     Recent Accounting Pronouncements

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets, an Amendment of FASB Statement No. 140," (hereinafter "SFAS No. 156). This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially recorded at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement No. 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140," (hereinafter SFAS No. 155). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value re-measurement for any hybrid instrument that contains an embedded derivative that would otherwise require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Notes to the Interim Consolidated Financial Statements

(Expressed in US dollars)

(Unaudited)

3.     Mineral Properties

On October 25, 2004 the Company acquired a 100% interest in the Tetrahedrite Silver Property (the "Property") located in the Skeena Mining Division. The Property is held in trust by the former President of the Company for the benefit of the Company and consists of 4 mineral claims representing 72 units. These claims are in good standing until July 2006. The Company completed a work program and assayed 78 samples in June of 2005. The Company is considering further exploration on these claims. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the mineral property, and there is no assurance that we will discover one.

4.     Re-capitalization Transaction

Pursuant to the Share Exchange Agreement, on September 30, 2005, PAT was re-capitalized by merging with a publicly listed company, Power Air Corporation (formerly Fortune Partners, Inc.), through the PAT Acquisition.

The following table provides a reconciliation of the public company's net liabilities assumed in this re-capitalization transaction:

 Power Air Corporation
(formerly Fortune Partners, Inc.)

 Transactions from
October 1, 2004 to

 Power Air Corporation
(formerly Fortune Partners, Inc.)

 September 30,
2004

September 30, 2005

 September 30,
2005

$

$

$

Cash

79,010

(79,010)

-

Prepaid expense

-

3,215

3,215

Accounts payable and accrued liabilities

(4,000)

(88,697)

(92,697)

Net liabilities assumed

75,010

(164,492)

(89,482)

5.     Property and Equipment

 Cost
$

 Accumulated
Amortization
$

 Net Carrying
Value
March 31,
2006
$

 Net Carrying
Value
September 30,
2005
$

Computer hardware

18,958

1,287

17,671

-

Computer software

5,063

208

4,855

-

Furniture and equipment

54,010

4,094

49,916

-

Leasehold improvements

6,465

107

6,358

84,496

5,696

78,800

-

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Notes to the Interim Consolidated Financial Statements

(Expressed in US dollars)

(Unaudited)

6.     Related Party Transactions

  As of June 30, 2005, $2,173,045 was due to the sole shareholder of PAT. As a condition precedent to the Share Exchange Agreement this amount was forgiven, effective September 30, 2005, and treated as additional paid in capital.

  The former President of the Company holds the Company's interest in 4 mineral claims in trust for the benefit of the Company. The Company acquired these mineral properties for $10,000 on October 25, 2004.

  As of June 30, 2005 and June 30, 2004 $1,567,961 and $1,176,206, respectively, were due to PAT's acting Chief Operating Officer. The $1,567,961 amount was settled in connection with the re-capitalization by the issuance of 2,836,121 restricted common shares of the Company through the PAT Acquisition at an established fair market price of $0.5525 per share.

  As a condition precedent to the Share Exchange Agreement the Company was required to issue 4,545,456 restricted common shares, at an established fair value of $0.5525 per share, to PAT's acting Chief Operating Officer in connection with his ongoing commitment to build out a successful public company and to serve as the Executive Chairman of the Company after the closing of the Share Exchange Agreement. As there was no contract in place for the Chief Operating Officer and there were no escrow provisions in place to restrict his ability to own or dispose of the restricted common shares, the Company charged $2,511,364 to operations as at September 30, 2005.

  As at September 30, 2005 the Company accrued, and subsequently paid, a total of $85,680 of finder's fees to two senior officers of the Company, in connection with the Company's unit private placement on November 30, 2005.

  See Note 8 regarding commitments with related parties.

7.     Common Stock

a)     Unit Private Placement - $0.65

Between August 22, 2005 and September 30, 2005 the Company received common stock subscriptions for 2,077,454 units at a price of $0.65 per unit for total proceeds and subscriptions receivable of $1,350,345. The subscriptions receivable were received in October 2005. These units were issued on September 30, 2005.

During the quarter ended December 31, 2005 the Company received common stock subscriptions for an additional 1,090,532 units at a price of $0.65 per unit for total additional proceeds of $708,846. These units were issued on November 30, 2005.

On March 15, 2006 the Company received a common stock subscription for an additional 15,385 units at a price of $0.65 per unit for total additional proceeds of $10,000. These units were issued on March 15, 2006.

Total units issued was 3,183,371 and total gross proceeds received was $2,069,191. A total of $230,486 of share issuance costs were incurred including $30,000 of legal costs and $202,586 of finder's fees. Each unit consisted of one common share and one share purchase warrant. Each warrant entitles the holder to purchase an additional share of common stock at a price of $1.00 per share for a period of two years from the date of issuance.

b)     Warrants

As at March 31, 2006 a total of 3,183,371 warrants were issued in connection with the issuance of 3,183,371 units in the private placement completed on September 30, 2005 and November 30, 2005. These warrants are exercisable into one common share at an exercise price of $1.00 per share expiring either on September 30, 2007 or November 30, 2007, respectively.

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Notes to the Interim Consolidated Financial Statements

(Expressed in US dollars)

(Unaudited)

7.     Common Stock (continued)

c)     Unit Private Placement - $1.10

Subsequent to March 31, 2006, on April 24, 2006, the Board of Directors approved a private placement of up to 2,525,254 units at $1.10 per unit for net proceeds of up to $2,500,000 net of a 10% finder's fee. The Company has raised $1,692,900 pursuant to subscriptions received and will issue, as a result, a total of 1,539,000 units at $1.10 per unit.

d)     SB-2 Registration Statement

FPI's SB-2 Registration Statement with the United States Securities and Exchange Commission was declared effective on April 22, 2005. Pursuant to this Registration Statement FPI registered 10,290,000 shares of common stock (which has been adjusted for the Company's 3.75 new for one old share subdivision which was completed in July, 2005) for resale by existing stockholders of FPI. FPI's Registration Statement was withdrawn by the Company on August 22, 2005 in conjunction with the Company's then agreement in principle to acquire PAT. FPI did not receive any proceeds from the resale of shares of common stock by the selling stockholders. FPI made application with the North American Securities Dealers to obtain a trading symbol, which was obtained on June 8, 2005. FPI's trading symbol was "FTPI". The Company filed a Form 14A with the SEC on November 9, 2005 to change its name to Power Air Corporation and to change its symbol. On December 20, 2005 a majority of the Company's shareholders approved the name change which was then made effective on December 21, 2005. The trading symbol is now "PWAC".

e)    Stock options

Prior to January 1, 2006, the Company accounted for stock-based awards under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" using the intrinsic value method of accounting, under which compensation expense was only recognized if the exercise price of the Company's employee stock options was less than the market price of the underlying common stock on the date of grant. The Company also had  adopted the disclosure-only alternative of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS 123") and SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure. In March 2005 the SEC issued SAB No. 107, Share-Based Payment ("SAB 107") which provides guidance regarding the interaction of SFAS 123R and certain SEC rules and regulations. The Company has applied the provisions of SAB 107 in its adoption of SFAS 123R.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R "Share Based Payments" using the modified retrospective transition method. SFAS 123R requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense rateably over the requisite service periods. The Company has estimated the fair value of each award as of the date of grant or assumption using the Black-Scholes option pricing model, which was developed for use in estimating the value of traded options that have no vesting restrictions and that are freely transferable. The Black-Scholes model considers, among other factors, the expected life of the award and the expected volatility of the Company's stock price. Although the Black-Scholes model meets the requirements of SFAS 123R and SAB 107, the fair values generated by the model may not be indicative of the actual fair values of the Company's awards, as it does not consider other factors important to those share-based payment awards, such as continued employment, periodic vesting requirements, and limited transferability.

The Company has had no outstanding stock options or unvested share based payments as of this date. Accordingly, there was no effect on the Company's previously reported loss from operations, cash flows or loss per share as a result of adopting SFAS No 123R.

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Notes to the Interim Consolidated Financial Statements

(Expressed in US dollars)

(Unaudited)

7.     Common Stock (continued)

e)     Stock options (continued)

On April 1, 2006 the Board of Directors adopted a comprehensive "2006 Stock Incentive Plan" to issue stock-based compensation, including stock options, to officers, directors, employees and consultants of the Company. Also on April 1, 2006 the Board of Directors passed a resolution to grant 2,050,000 stock options to certain officers, directors and employees. These options are exercisable at $0.65 per share pursuant to prior agreements entered into when the fair value of the common stock was approximately $0.65 per share, thus making them Qualifying Stock Options for tax purposes in Canada and the United States. These options expire two years from the date the stock options were agreed to. As at April 1, 2006 a total of 1,220,833 vested immediately and the balance vest as follows:

Quarter ended

#

September 30, 2006

387,500

December 31, 2006

387,500

March 31, 2007

54,167

8.     Commitments and Contingencies

PAT entered into a Limited Exclusive Patent License Agreement with the Regents of the University of California in March, 2001 (the "License Agreement"). Under the terms of the License Agreement the Company must prepay annual foreign filing fees and make minimum royalty payments of $100,000 for the year ended December 31, 2006 due on February 28th, being two months after the start of each calendar year and each year thereafter until either party terminates the License Agreement. The February 28, 2006 fee was paid. The License Agreement also provides for royalty payments ranging from 0.45% to 3.55% of net sales that incorporate the licensed ZAFC technology.

On October 17, 2005, the Company entered into a long-term office and laboratory/warehouse premises lease in Livermore, California. The term is for 30 months expiring October 31, 2008. The monthly base rent is $6,066 and the estimated monthly operating charge is $1,800 per month. On January 20, 2006 the Company entered into a long-term housing lease in Pleasanton, California. The term is for 24 months expiring January 31, 2008. The monthly rent is $2,595.

The Company entered into employment contracts with two officers of the Company on October 3, 2006. In total the annual commitment is $220,000 with a 90 day termination clause. The Company also entered into a services contract with the President and Chief Executive Officer on October 3, 2006 having an annual commitment of $150,000 which is guaranteed for one year expiring September 30, 2006. On January 3, 2006 the Company entered into an employment contract to hire a Director of Engineering. The annual commitment is $100,000 with a 90-day termination clause. In addition, pursuant to these four contracts, a total of 1,250,000 stock options is committed to be granted at an exercise price of $0.65 per share exercisable for two years from the date of grant. These options have not been granted. See Note 11(b) for stock options granted on April 1, 2006 pursuant to the above agreements.

9.     Segment Disclosures

The Company operates as one operating segment which is in the business of developing, manufacturing and marketing fuel cell based commercial products. The exploration of mineral properties is inactive upon the recapitalization of PAT. The Chief Executive Officer is the Company's Chief Operating Decision Maker (CODM) as defined by SFAS 131, "Disclosure about Segments of an Enterprise and Related Information". The CODM allocates resources and assesses the performance of the Company based on the results of operations.

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Notes to the Interim Consolidated Financial Statements

(Expressed in US dollars)

(Unaudited)

10.   Income Taxes

Potential benefits of United States Federal income tax losses are not recognized in the accounts until realization is more likely than not. The Company has combined net operating losses carried forward totalling $2,328,908 for tax purposes which expire starting in 2020. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset at September 30, 2005, the statutory tax rate, the effective tax rate and the amount of the valuation allowance are indicated below:

 September 30, 2005
$

Net Operating Loss

2,328,908

Statutory Tax Rate

34%

Effective Tax Rate

-

Deferred Tax Asset

791,800

Valuation Allowance

(791,800)

-

11.   Subsequent Events

a)     Subsequent to March 31, 2006, on April 24, 2006, the Board of Directors approved a private placement of up to 2,525,254 units at $1.10 per unit for net proceeds of up to $2,500,000 net of a 10% finder's fee. The Company has raised $1,692,900 pursuant to subscriptions received and will issue, as a result, a total of 1,539,000 units at $1.10 per unit.

b)     On April 1, 2006 the Board of Directors adopted a comprehensive "2006 Stock Incentive Plan" to issue stock-based compensation, including stock options, to officers, directors, employees and consultants of the Company. Also on April 1, 2006 the Board of Directors passed a resolution to grant 2,050,000 stock options to certain officers, directors and employees. These options are exercisable at $0.65 per share pursuant to prior agreements entered into when the fair value of the common stock was approximately $0.65 per share, thus making them Qualifying Stock Options for tax purposes in Canada and the United States. A  total of 1,550,000 stock options expire two years from the date the stock options were agreed to and options to purchase 500,000 shares expire five years from the date the stock option was agreed to. As at April 1, 2006 a total of 1,220,833 vested immediately and the balance vest as follows:

Quarter ended

#

September 30, 2006

387,500

December 31, 2006

387,500

March 31, 2007

54,167

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

_______________________________________________________________________________________________

To the Stockholders and Board of Directors of Power Air Corporation (formerly Fortune Partners, Inc.).

We have audited the consolidated balance sheet of Power Air Corporation. (the "Company") (a development-stage company) as of September 30, 2005 and the related consolidated statement of operations, stockholders' equity and cash flows for the three month period then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.  The Company's financial statements as at June 30, 2005 and June 30, 2004, and for the years then ended were audited by other auditors whose report dated September 2, 2005 (except for the restatement described in Note 8 to the consolidated financial statements, as to which the date is January 11, 2006) included an explanatory paragraph regarding the Company's ability to continue as a going concern.  The financial statements for the period from October 15, 1997 (date of inception) to June 30, 2005 reflect a total net loss of $4,105,418 of the related cumulative totals.  The other auditors' report has been furnished to us, and our opinion, insofar as it relates to amounts included for such prior periods, is based solely on the report of such other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2005 and the results of its operations and its cash flows and the changes in stockholders' equity for the three month period then ended and for the period from October 15, 1997 (date of inception) to September 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, to date the Company has realized significant losses and further losses are anticipated.  The Company has incurred losses since inception of $6,730,679, and requires additional funds to meet its obligations and fund the costs of its operations.  These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in this regard are described in Note 1.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ "Dale Matheson Carr-Hilton LaBonte"

CHARTERED ACCOUNTANTS

Vancouver, Canada

January 11, 2006

INDEPENDENT AUDITORS' REPORT

To the Board of Directors

Power Air Tech, Inc.

We have audited the accompanying balance sheets of Power Air Tech, Inc. (a development stage enterprise) as of June 30, 2005 and 2004, and the related statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended June 30, 2005 and for the period from October 15, 1997 (inception) to June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred net losses since its inception aggregating $4.1 million as of June 30, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Power Air Tech, Inc. as of June 30, 2005 and 2004, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2005 and for the period from October 15, 1997 (inception) through June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

As described in Note 8, the Company has restated its financial statements for the years ended June 30, 2005 and 2004.

/s/ "Armanino McKenna LLP"

ARMANINO McKENNA  LLP

September 2, 2005, except for the restatement described in Note 8 to the consolidated financial statements, as to which the date is January 11, 2006.

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Consolidated Balance Sheets

(Expressed in US dollars)

 September 30,
2005
$

 June 30,
2005
$

 June 30,
2004
$

 (Restated -
see Note 8)

 (Restated -
see Note 8)

ASSETS

Current Assets

Cash

1,040,998

480

707

Prepaid expenses

21,965

-

25,000

Total Assets

1,062,963

480

25,707

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Accounts payable

70,302

325,602

302,690

Accrued liabilities

207,655

38,300

2,400

Due to related parties (Note 5)

-

3,740,996

3,337,651

Total Liabilities

277,957

4,104,898

3,642,741

Commitments and Contingencies (Notes 1 and 7)

Stockholders' Equity

 Common Stock, 375,000,000 shares authorized, $0.001 par value, 41,894,729 shares issued and outstanding
(June 30, 2005 and 2004, 10,000 shares authorized, no par value, 10,000 shares issued and outstanding respectively)

41,894

1,000

1,000

Additional Paid in Capital

7,635,641

-

-

Subscription Receivable (Note 11)

(161,850)

-

-

Deficit Accumulated During the Development Stage

(6,730,679)

(4,105,418)

(3,618,034)

Total Stockholders' Equity (Deficit)

785,006

(4,104,418)

(3,617,034)

Total Liabilities and Stockholders' Equity

1,062,963

480

25,707

 (The accompanying notes are an integral part of the consolidated financial statements)

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Consolidated Statements of Operations

(Expressed in US dollars)

 Accumulated
From
October 15, 1997
(Date of Inception) to September 30,
2005
$

 Three Months
Ended
September 30,
2005
$

 Year
Ended
June 30,
2005
$

 Year
Ended
June 30,
2004
$

 (Restated -
see Note 8)

 (Restated -
see Note 8)

 (Restated -
see Note 8)

Revenue

-

-

-

-

Operating Expenses

General and administrative

4,441,848

2,602,752

383,994

429,883

License fees

237,543

22,509

62,500

37,500

Research and development

1,939,187

-

-

-

Total Operating Expenses

6,618,578

2,625,261

446,494

467,383

Loss from Operations

(6,618,578)

(2,625,261)

(446,494)

(467,383)

Other Expense

    Interest

112,101

-

40,890

34,962

Net Loss For the Period

(6,730,679)

(2,625,261)

(487,384)

(502,345)

Net Loss Per Share - Basic and Diluted

(0.08)

(0.02)

(0.02)

Weighted Average Shares Outstanding

32,013,000

31,903,000

31,903,000

 (The accompanying notes are an integral part of the consolidated financial statements)

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Consolidated Statements of Cash Flows

(Expressed in US dollars)

 Accumulated
From
October 15, 1997
(Date of Inception) to September 30,
2005
$

 Three Months
Ended
September 30,
2005
$

 Year
Ended
June 30,
2005
$

 Year
Ended
June 30,
2004
$

 (Restated -
see Note 8)

 (Restated -
see Note 8)

 (Restated -
see Note 8)

Cash Flows Used In Operating Activities

Net loss for the period

(6,730,679)

(2,625,261)

(487,384)

(502,345)

 Adjustments to reconcile net loss to cash
used in operations

      Expenses settled with issuance of
common shares

2,511,364

2,511,364

-

-

Change in operating assets and liabilities:

Increase (decrease) in prepaid expenses

3,035

(21,965)

25,000

-

Increase (decrease) in accounts payable

70,302

(255,300)

22,912

96,000

Increase (decrease) in accrued liabilities

276,485

263,185

35,900

(38,300)

Net Cash Used in Operating Activities

(3,869,493)

(127,977)

(403,572)

(444,645)

Cash Flows To Investing Activities

-

-

-

-

Cash Flows From Financing Activities

Proceeds from issuance of common stock

1,189,495

1,188,495

-

-

Share issuance costs

(20,000)

(20,000)

-

-

Advances from a related party

3,740,996

-

403,345

444,722

Net Cash Flows Provided By Financing Activities

4,910,491

1,168,495

403,345

444,722

Increase (Decrease) in Cash

1,040,998

1,040,518

(227)

77

Cash - Beginning of Period

-

480

707

630

Cash - End of Period

1,040,998

1,040,998

480

707

Supplemental Disclosures

 Interest paid

-

-

-

-

 Income taxes paid

-

-

-

-

Non-cash Investing and Financing Activities

    Net book value of assets acquired
in re-capitalization

(89,482)

(89,482)

-

-

    Forgiveness of related party
payable due to re-capitalization

2,173,045

2,173,045

-

-

    Accounts payable debt settled by
the issuance of shares

299,607

299,607

-

-

    Finance costs associated with
share subscription

(135,035)

(135,035)

-

-

 (The accompanying notes are an integral part of the consolidated financial statements)

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Consolidated Statement of Stockholder's Equity (Deficit)

From October 15, 1997 (Date of Inception) to September 30, 2005

(expressed in U.S. dollars)

(Restated - see Note 8)

Common Stock

Accumulated

Deficit

Number

Additional

During the

of

Paid-In

Subscription

Development

Shares

Amount

Capital

Receivable

Stage

Total

$

$

$

$

$

Balance, October 15, 1997 (Date of inception)

-

-

-

-

-

-

Shares issued for cash

10,000

1,000

-

-

-

1,000

Net loss, inception to June 30, 2003

-

-

-

-

(3,115,689)

(3,115,689)

Balance, June 30, 2003

10,000

1,000

-

-

(3,115,689)

(3,114,689)

Net loss for the year

-

-

-

-

(502,345)

(502,345)

Balance, June 30, 2004

10,000

1,000

-

-

(3,618,034)

(3,617,034)

Net loss for the year

-

-

-

-

(487,384)

(487,384)

Balance, June 30, 2005

10,000

1,000

-

-

(4,105,418)

(4,104,418)

Adjustment for change in par value

-

(990)

990

-

-

-

 Re-capitalization transactions - September
30, 2005:

    Shares of Power Air Corporation

18,750,000

18,750

-

-

-

18,750

    Cancellation of founders stock

(1,550,000)

(1,550)

1,550

-

-

-

    Shares issued to shareholders of Power
Air Tech, Inc. to effect the reverse merger

14,693,423

14,693

(14,693)

-

-

-

    Shares issued for compensation

4,545,456

4,545

2,506,819

-

-

2,511,364

    Shares acquired by legal parent

(10,000)

(10)

-

-

-

(10)

    Shares issued to settle debt

3,378,396

3,378

1,864,180

-

-

1,867,558

    Forgiveness of related party debt of PAT
as a condition precedent of the reverse merger

-

-

2,173,045

-

-

2,173,045

    Net liabilities assumed of Power Air
Corporation (Note 4)

-

-

(89,482)

-

-

(89,482)

Unit private placement

2,077,454

2,078

1,348,267

-

1,350,345

Share subscription

-

-

-

(161,850)

-

(161,850)

Share issuance costs

-

-

(155,035)

-

(155,035)

Net loss for the period

-

-

-

(2,625,261)

(2,625,261)

Balance, September 30, 2005

41,894,729

41,894

7,635,641

(161,850)

(6,730,679)

785,006

See Note 6 regarding retroactive restatement of all share and per share amounts as a result of a stock dividend.

 (The accompanying notes are an integral part of the consolidated financial statements)

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

1.     Nature of Operations, Re-capitalization and Continuance of Business

Power Air Corporation (formerly Fortune Partners, Inc. or "FPI") (the "Company" or "PAC") was incorporated in the State of Nevada on August 26, 2004. Pursuant to a Share Exchange Agreement (the "Agreement") dated September 30, 2005, the Company acquired all of the issued and outstanding shares of Power Air Tech, Inc. ("PAT") and issued 22,617,275 common shares to the shareholders of PAC, the Chief Operating Officer of PAT and the majority of creditors of PAT resulting in PAT shareholders and related parties and creditors gaining a 57% control position of PAC. Prior to the acquisition, the Company's principal business was the acquisition and exploration of mineral properties as discussed in Note 3. The Company has not presently determined whether its mineral property contains mineral reserves that are economically recoverable and has not been active exploring these properties since July, 2005. As such, the acquisition of PAT, by the Company, is considered a re-capitalization of PAT and PAT is considered the acquirer for accounting and financial reporting purposes. The consolidated financial statements include the accounts of the Company since the reverse merger on September 30, 2005, and the historical accounts of PAT since the date of its inception, October 15, 1997. All significant intercompany balances and transactions have been eliminated upon consolidation. The name of the merged company was changed to Power Air Corporation pursuant to a Form 14A filed with the SEC on November 9, 2005.

PAT was incorporated in the State of Delaware on October 15, 1997 and operated its business in the State of California. PAC, through its acquisition of PAT, is in the business of developing, manufacturing and marketing fuel cell based commercial products. PAT has the exclusive worldwide license to the Zinc-Air Fuel Cell ("ZAFC") Technology that was developed at the Lawrence Livermore National Laboratory ("LLNL"), in Livermore, California, for all fields of use (stationary, portable and mobile applications) and commercialization.

The ZAFC is a metal oxide fuel cell using simple physical chemistry. The ZAFC uses a combination of oxygen and zinc pellets in a liquid alkaline mixture that generates electricity and at the same time creates residual zinc oxide that can be recycled back into reusable zinc, via electrolysis, so that it can again be fed into the ZAFC stack. Where desired, the "recycling" functionality can be combined with a ZAFC creating a zinc-air battery. Alternatively, for applications where minimal downtime is desired, standalone ZAFC can be refuelled by flushing the spent zinc oxide and adding more zinc pellets. Upon completion of the Merger on September 30, 2005, the Company:

a)     issued 14,693,423 restricted common shares to the shareholder of PAT to acquire 100% of the issued and outstanding shares of PAT. Included as a condition precedent to the Agreement is the shareholder of PAT forgiving $2,173,045 of debt. This forgiveness was treated as additional paid in capital due to the shareholders of PAT being considered principal shareholders;

b)     issue 4,545,456 restricted common shares, at an estimated fair value of $0.5525 per share (after a 15% discount to the established fair market price of $0.65), to PAT's Chief Operating Officer in connection with his ongoing commitment to build out a successful public company and to serve as the Executive Chairman of the Company after the closing of the Share Exchange Agreement. As there is no contract in place for the Chief Operating Officer and there is no escrow provisions in place to restrict his ability to own the restricted common shares the Company charged $2,511,364 to operations as at September 30, 2005;

c)     issued 2,836,121 restricted common shares, at an estimated fair value of $0.5525 per share (after a 15% discount to the established fair market price of $0.65), to  PAT's acting Chief Operating Officer in consideration of his agreeing to accept the shares in complete satisfaction of all previous disputes, debts and/or services provided to PAT. A total of $1,567,961 was charged to operations of prior periods. See Note 8 for the accounting treatment as a restatement to prior periods;

d)     issued 542,275 restricted common shares, at an estimated fair value of $0.5525 per share (after a 15% discount to the established fair market price of $0.65), to a substantial majority of the creditors of PAT in consideration of such creditors agreeing to accept the shares in complete satisfaction of all previous debts and/or services provided by such creditors to PAT totalling $299,607. See Note 8 for the accounting treatment as a restatement to prior periods; and

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

1.     Nature of Operations, Re-capitalization and Continuance of Business (continued)

e)     caused 1,550,000 common shares, previously owned by two founders of PAC, to be returned to treasury and cancelled for no consideration as part of the terms of the Agreement.

Between August 22, 2005 and September 30, 2005 the Company received common stock subscriptions for 2,077,454 units at a price of $0.65 per unit for total proceeds and subscriptions receivable of $1,350,345. These units were issued on September 30, 2005. Subsequently the Company received common stock subscriptions for an additional 1,090,532 units at a price of $0.65 per unit for total additional proceeds of $708,846. These units were issued on November 30, 2005. Total units issued is 3,167,986 and total proceeds received is $2,059,191. Each unit consists of one common share and one share purchase warrant. Each warrant entitles the holder to purchase an additional share of common stock at a price of $1.00 per share for a period of two years from date of issuance.

The Company, effective September 30, 2005, is a development stage company as defined by Statement of Financial Accounting Standards ("SFAS") No. 7 "Accounting and Reporting by Development Stage Enterprises". In a development stage company, management devotes most of its activities in developing a market for its products. The Company is presently in its developmental stage and currently has no sources of revenue to provide incoming cash flows to sustain future operations. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to enter into Original Equipment Manufacturer ("OEM") joint venture agreements, to raise additional equity financing and generate revenue, cash flow and attain profitable operations. Management has plans to seek additional capital through equity offerings. There is no guarantee that the Company will be able to complete any of the above objectives. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at September 30, 2005, the Company has a working capital surplus of $785,006 and accumulated losses of $6,730,679 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company's SB-2 Registration Statement with the United States Securities and Exchange Commission was declared effective on April 22, 2005. Pursuant to this Registration Statement the Company registered 10,290,000 shares of common stock for resale by existing stockholders of the Company. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders. The Company made application with the North American Securities Dealers to obtain a trading symbol, which was obtained on June 8, 2005. The Company's trading symbol was "FTPI". Upon conclusion of the Share Exchange Agreement, the Company withdrew its Registration Statement. The Company filed a Form 14A with the SEC on November 9, 2005 to change its name to Power Air Corporation and to change its symbol. On December 22, 2005 the SEC and majority of the Company's shareholders approved the name change. The trading symbol is "PWAC".

2.     Summary of Significant Accounting Policies

a)     Basis of Presentation

These consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States and are presented in US dollars. The Company has resolved to keep the fiscal year end of PAC, the legal parent, being September 30. PAT's fiscal year end was June 30. In connection with the re-capitalization, the historical financial statements presented will be those of PAT. These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Power Air Tech, Inc. ("PAT") as of and for the three month period ended September 30, 2005 all intercompany transactions and balances have been eliminated. Pursuant to the recapitalization of PAT as described in Note 4, the historical amounts as of and for the years ended June 30, 2005 and 2004 are those of PAT.

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.     Summary of Significant Accounting Policies (continued)

b)     Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)     Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

d)     Comprehensive Loss

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. For the three months ending September 30, 2005 and the periods ended June 30, 2005 and 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

e)     Research and Development Expenditures

Due to the Company's lack of revenues and forecast of significant capital required to develop a market for its products, the net realizable value of prototype material and intangible assets is not reasonably determinable. Accordingly, all research and development expenditures under Cooperative Research and Development Agreement (CRADA) contracts, including the costs of prototype material and the cost of obtaining intangible assets such as patents, have been charged to operations.

f)     Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

g)     Mineral Properties

Prior to the Share Exchange Agreement, the Company was in the exploration stage since its formation on August 26, 2004 and had not realized any revenues from its originally planned operations. Mineral property acquisition and exploration costs were charged to operations as incurred. If it is to determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property will be capitalized. Such costs will be amortized using the units-of-production method over the estimated life based of proven and probable mineral reserves.

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.     Summary of Significant Accounting Policies (continued)

h)     Financial Instruments

Financial instruments, which include cash, prepaid expenses, accounts payable, accrued liabilities and due to related parties, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

i)     Revenue Recognition

The Company will recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will be recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is provided and collectibility is reasonably assured.

The Company has not generated any revenue since inception on October 15, 1997. The Company plans to receive funding from Original Equipment Manufacturers (OEM's) to engineer products to OEM specifications. The Company then plans to receive license and product fees under OEM contracts. Revenue recognition will be specific to the terms of the contracts and will thus be determined in a later period.

j)     Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until it is estimated that realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

k)     Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash was deposited with a high quality credit institution.

l)     Stock-Based Compensation

The Company does not have a stock option plan. It may issue stock to non-employees for services. The company will account for stock issued for services to non-employees in accordance with SFAS No. 123 "Accounting for Stock-Based Compensation". Compensation expense is based on the fair market value of the stock award or fair market value of goods and services received whichever is more reliably measurable.

m)     Foreign Currency Transactions/Balances

The Company's functional and reporting currency is the United States dollar. Occasional transactions occur in Australian and Canadian currency, and management has adopted SFAS No. 52, "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Any gain or loss on foreign currency translation is included in operations. To date, such amounts have not been material.

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.     Summary of Significant Accounting Policies (continued)

n)     Recent Accounting Pronouncements

In June 2005, the Emerging Issues Task Force ("EITF") issued No. 05-6, "Determining the Amortization Period for Leasehold Improvements" ("EITF 05-6"). The pronouncement requires that leasehold improvements acquired in a business combination or purchase subsequent to the inception of the lease should be amortized over the lesser of the useful life of the asset or the lease term that includes reasonably assured lease renewals as determined on the date of the acquisition of the leasehold improvement. This pronouncement should be applied prospectively. The Company does not have unamortized leasehold improvements from acquisitions or business combinations and therefore, does not believe this pronouncement will have an impact in its financial results.

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and SFAS No. 3". SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In December 2004, FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions", is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123R, "Share Based Payment". SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact of adoption of this standard on the Company's results of operations and financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

2.     Summary of Significant Accounting Policies (continued)

o)     Reclassifications

Certain reclassifications have been made to the prior period's financial statements to conform to the current period's presentation.

3.     Mineral Properties

On October 25, 2004 the Company acquired a 100% interest in the Tetrahedrite Silver Property (the "Property") located in the Skeena Mining Division. The Property is held in trust by the President of the Company for the benefit of the Company and consists of 4 mineral claims representing 72 units. These claims are in good standing until July 2006. The Company completed a work program and assayed 78 samples in June of 2005. The Company is considering further exploration on these claims.

4.     Re-capitalization Transaction

Pursuant to the Share Exchange Agreement, on September 30, 2005 PAT was re-capitalized by merging with a publicly listed company, Fortune Partners, Inc. (now Power Air Corporation).

The following table provides a reconciliation of the net assets of PAC acquired in this re-capitalization transaction:

Transactions from

Fortune Partners, Inc.

October 1, 2004 to

Fortune Partners, Inc.

September 30, 2004

September 30, 2005

September 30, 2005

$

$

$

Cash

79,010

(79,010)

-

Prepaid expense

-

3,215

3,215

 Accounts payable and
accrued liabilities assumed

(4,000)

(88,697)

(92,697)

Net book value acquired

75,010

(164,492)

(89,482)

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

5.     Related Party Transactions

b)     As of June 30, 2005, $2,173,045 was due to a shareholder of PAT. As a condition precedent to the Share Exchange Agreement this amount has been forgiven, effective September 30, 2005, and treated as additional paid in capital.

c)     The former president of FPI holds the Company's interest in 4 mineral claims in trust for the benefit of the Company. FPI acquired these claims for $10,000 on October 25, 2004.

d)     As of June 30, 2005 and June 30, 2004 $1,567,961 and $1,176,206 respectively was due to PAT's acting Chief Operating Officer. The $1,567,961 amount was settled in connection with the recapitalization by the issuance of the Company of  2,836,121 restricted common shares at an estimated value of $0.5525 per share.

e)     As a condition precedent to the Share Exchange Agreement the Company was required to issue 4,545,456 restricted common shares, at an estimated fair value of $0.5525 per share, to PAT's Chief Operating Officer in connection with his ongoing commitment to build out a successful public company and to serve as the Executive Chairman of the Company after the closing of the Share Exchange Agreement. As there is no contract in place for the Chief Operating Officer and there is no escrow provisions in place to restrict his ability to own the restricted common shares the Company charged $2,511,364 to operations as at September 30, 2005.

f)     As at September 30, 2005 the Company accrued, and subsequently paid, a total of $85,680 of finder's fees to two senior officers of the Company in connection with the Units Private Placement completed November 30, 2005.

6.     Common Stock

On June 27, 2005 the Board of Directors of FPI resolved to issue a share dividend on a 3.75 new share for one old share basis and increased authorized shares of common stock from 100,000,000 to 375,000,000 with the par value remaining at $0.001 per share. All share and per share amounts have been retroactively restated.

Prior to the stock dividend and the Share Exchange Agreement FPI had 5,000,000 shares issued and outstanding. A total of 1,000,000 shares were issued to two founders for $1,000 in cash and 4,000,000 shares were issued to seed shareholders for $80,000 in cash. After the stock dividend FPI had 18,750,000 shares issued and outstanding.

On September 30, 2005 a total of 2,077,454 warrants were issued in connection with the issuance of 2,077,454 units in a private placement completed September 30, 2005. These warrants are exercisable into one common share at an exercise price of $1.00 per share expiring September 30, 2007. Subsequently, on November 30, 2005 an additional 1,090,532 warrants were issued in connection with the issuance of 1,090,532 units in a private placement completed November 30, 2005. These warrants are exercisable into one common share at an exercise price of $1.00 per share expiring November 30, 2007.

7.     Commitments and Contingencies

The Company entered into a Limited Exclusive Patent License Agreement with the Regents of the University of California in March, 2001 (the "License Agreement"). Under the terms of the License Agreement, the Company must reimburse annual foreign filing fees and make minimum royalty payments of $100,000 for fiscal 2006 and each fiscal year thereafter until either party terminates the License Agreement. The License Agreement also provides for royalty payments ranging from 0.45% to 3.55% of net sales that incorporate the licensed technology.

On October 17, 2005 the Company entered into a long-term office and warehouse premises lease in Livermore, California. The term is for 30 months expiring October 31, 2008. The monthly base rent is $6,066 and the estimated monthly operating charge is $3,000 per month.

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

7.     Commitments and Contingencies (continued)

The Company entered into employment contracts with two officers of the Company. In total the annual commitment is $220,000 with a 90 day termination clause. The Company also entered into a services contract with the President and Chief Executive Officer having an annual commitment of $150,000 which is guaranteed for one year expiring September 30, 2006. In addition, pursuant to these three contracts, a total of 1,100,000 stock options is committed to be granted to these three officers at an exercise price of $0.65 per share exercisable for two years from the date of grant. These options have not been granted.

8.     Restatement

In connection with the recapitalization, the Company paid $25,995 and issued 3,378,396 shares, with an aggregate value of $1,867,558, to settle disputed claims from the Chief Operating Officer and certain creditors. The Company has concluded that the settlement of this liability is a type I subsequent event as defined by the American Institute of Certified Public Accounts Auditing Standards, AU Section 560, Subsequent Events. As a result, the Company recorded this settlement as consulting fees and contributed capital in the period such services were provided, resulting in a restatement of the accompanying financial statements for the years ended June 30, 2005 and 2004.

 June 30, 2005
As Previously Reported
$

 Adjustment
$

 June 30, 2005
As Restated
$

Balance Sheet

Accounts payable

-

325,602

325,602

   Due to related parties

2,173,045

1,567,951

3,740,996

   Deficit accumulated during the development stage

(2,211,865)

(1,893,553)

(4,105,418)

 Year Ended
June 30, 2005
As Originally Reported
$

 Adjustment
$

 Year Ended
June 30,2005
As Restated
$

Statement of Operations

General and administrative

10,227

373,767

383,994

Interest

-

40,890

40,890

Net loss for the year

(72,727)

(414,657)

(487,384)

Per share information was not previously disclosed as PAT was a private company with one shareholder. Per share information has retroactively been disclosed for comparative purposes.

 June 30, 2004
As Previously Reported
$

 Adjustment
$

 June 30, 2004
As Restated
$

Balance Sheet

Accounts payable

-

302,690

302,690

Due to related parties

2,161,445

1,176,206

3,337,651

   Deficit accumulated during the development stage

(2,139,138)

(1,478,894)

(3,618,034)

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

8.     Restatement (continued)

 Year Ended
June 30, 2004
As Originally Reported
$

 Adjustment
$

 Year Ended
June 30, 2004
As Restated
$

Statement of Operations

General and administrative

1,080

428,803

429,883

Interest

-

34,962

34,692

Net loss for the year

(38,580)

(463,765)

(502,345)

Per share information was not previously disclosed as PAT was a private company with one shareholder. Per share information has retroactively been disclosed for comparative purposes.

9.     Segment Disclosures

The Company operates as one operating segment which is in the business of developing, manufacturing and marketing fuel cell based commercial products. The exploration of mineral properties is inactive upon the recapitalization of PAT. The Chief Executive Officer is the Company's Chief Operating Decision Maker (CODM) as defined by SFAS 131, "Disclosure about Segments of an Enterprise and Related Information". The CODM allocates resources and assesses the performance of the Company based on the results of operations.

10.   Income Taxes

Potential benefits of United States Federal income tax losses are not recognized in the accounts until realization is more likely than not. The Company has combined net operating losses carried forward totalling $2,328,908 for tax purposes which expire starting in 2020. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset at September 30, 2005, and June 30, 2005 and 2004, the statutory tax rate, the effective tax rate and the amount of the valuation allowance are indicated below:

 September 30, 2005
$

 June 30,    2005
$

 June 30,    2004
$

Net Operating Loss

2,328,908

2,215,011

2,053,115

Statutory Tax Rate

34%

34%

34%

Effective Tax Rate

-

-

-

Deferred Tax Asset

791,800

753,100

698,000

Valuation Allowance

(791,800)

(753,100)

(698,000)

Power Air Corporation

(formerly Fortune Partners, Inc.)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

11.   Subsequent Events

Subsequent to September 30, 2005, the Company:

Received $161,850 of the subscriptions receivable at September 30, 2005 and received additional common stock subscriptions for 1,090,532 units at a price of $0.65 per unit for total additional proceeds of $708,846. These additional units were issued on November 30, 2005. Total units issued under this private placement were 3,167,986 and total proceeds received were $2,059,191. Each unit consists of one common share and one share purchase warrant. Each warrant entitles the holder to purchase an additional share of common stock at a price of $1.00 per share for a period of two years from date of issuance. The Company also paid finder's fees of $205,919 associated with the common stock subscriptions of which $135,035 was recorded as accrued liability at September 30, 2005.

Entered into a long-term office and warehouse premises lease in Livermore, California. The term is for 30 months expiring October 31, 2008. The monthly base rent is $6,066 and the estimated monthly operating charge is $3,000 per month.

Entered into employment contracts with two officers of the Company. In total the annual commitment is $220,000 with a 90 day termination clause. The Company also entered into a services contract with the President and Chief Executive Officer having an annual commitment of $150,000 which is guaranteed for one year expiring September 30, 2006. In addition, pursuant to these three contracts, a total of 1,100,000 stock options is committed to be granted to these three officers at an exercise price of $0.65 per share exercisable for two years from the date of grant. These options have not been granted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.          INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS"), our articles of incorporation and our bylaws.

Nevada Revised Statutes

Section 78.7502 of the NRS provides as follows:

1.     A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.     A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3.     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the NRS provides as follows:

1.     Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)     By the stockholders;

(b)     By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)     If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)     If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.     The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

3.     The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)    Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)     Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Articles of Incorporation

Our articles of incorporation do not limit the automatic director immunity from liability under the NRS.

Our articles of incorporation further provide that, to the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

1. acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

2. the payment of distributions in violation of NRS 78.300, as amended.

Our articles of incorporation further provide that:

1. we will indemnify to the fullest extent permitted by law any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) that he or she incurs in connection with such action or proceeding; and

2. we will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

- 85

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Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

  such indemnification is expressly required to be made by law;

  the proceeding was authorized by our Board of Directors;

  such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Opinion of the SEC

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by us in connection with the preparation and filing of this registration statement.  All amounts shown are estimates except for the SEC registration fee:

SEC registration fee

$1,198.98

Accounting fees and expenses

$7,500.00

Legal fees and expenses

$25,000.00

Transfer agent and registrar fees

$Nil

Fees and expenses for qualification under state securities laws

$Nil

Miscellaneous (including Edgar filing fees)

$1,500.00

Total:

$35,198.98

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the selling shareholders to broker-dealers in connection with the sale of their shares.

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 3,750,000 shares of our common stock at a price of $0.001 per share to Paul D. Brock, a director, and Donald M. Prest, our Chief financial Officer on September 9, 2004 for total proceeds of $1000.  Each of Mr. Brock and Mr. Prest acquired 1,875,000 shares.  We completed this offering pursuant to Regulation S and Section 4(2) of the Securities Act.  We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution.  Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 15,937,500 shares of our common stock at a price of $0.00533 per share on September 30, 2004, for total proceeds of $85,000. Effective on December 31, 2004, 937,500 of these shares which had been issued by the company in consideration for the settlement of an aggregate of $5,000 in legal services were returned to treasury and cancelled; with such legal fees then being reinstated as a liability to the company. We completed the offering pursuant to Regulation S and Section 4(2) and Rule 504 of the Securities Act.  The persons purchasing common shares pursuant to Rule 903 of Regulation S represented to us that they resided outside of and were not citizens of the United States. Those individuals, who are residents of the United States, that purchased common shares pursuant to Rule 506 of Regulation D of the Securities Act, represented (i) their status as "accredited investors", as defined under Rule 501(a) of Regulation D of the Securities Act, and (ii) their intention to acquire the securities for investment only and not with a view toward distribution.  Appropriate legends have been affixed to the stock certificates issued to these purchasers in accordance with Rule 144.   Each such purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution.  Appropriate legends have been affixed to the stock certificate issued to each such purchasers in accordance with Regulation S.  Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the purchasers.

On September 30, 2005, we issued 22,617,275 shares of our common stock under the Share Exchange Agreement relating to the acquisition of all of the issued and outstanding shares of Power Air Tech Inc. in reliance on Rule 506 and in offshore transactions in reliance on Regulation S promulgated under the Securities Act.  The persons purchasing Units pursuant to Rule 903 of Regulation S represented to us that they resided outside of and were not citizens of the United States. Those individuals, who are residents of the United States that purchased Units pursuant to Rule 506 of Regulation D of the Securities Act, represented their intention to acquire the securities for investment only and not with a view toward distribution.  Appropriate legends have been affixed to the share and warrant certificates issued to these purchasers in accordance with Regulation S and Regulation D.  Each investor was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

On September 30, 2005, we issued 2,077,454 units at a price of $0.65 per unit for total gross proceeds of $1,356,195.10, with each unit consisting of one common share and one non-transferable Series A common stock purchase warrant.  On November 30, 2005, we issued 1,090,532 units at a price of $0.65 per unit for total gross proceeds of $708,845.80, with each unit consisting of one common share and one non-transferable Series A common stock purchase warrant.  On March 15, 2006, we issued 15,385 units at a price of $0.65 per unit for total gross proceeds of $10,000.25, with each unit consisting of one common share and one non-transferable Series A common stock purchase warrant.  We completed the private placements pursuant to Rule 903 of Regulation S and Section 4(2) and Rule 506 of the Securities Act.  The persons purchasing units pursuant to Rule 903 of Regulation S represented to us that they resided outside of and were not "U.S. Persons", as defined in Regulation S. Those individuals, who are residents of the United States that purchased Units pursuant to Rule 506 of Regulation D of the Securities Act, represented (i) their status as "accredited investors", as defined under Rule 501(a) of Regulation D of the Securities Act, and (ii) their intention to acquire the securities for investment only and not with a view toward distribution.  Appropriate restrictive legends have been affixed to the share and warrant certificates issued to these purchasers in accordance with Regulation S and Regulation D.  Each investor was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

ITEM 27.          EXHIBITS

The following exhibits are filed with this registration statement on Form SB-2:

 Exhibit
Number

Description of Exhibit

3.1

Articles of Incorporation(1)

3.2

Bylaws(1)

5.1

Opinion of Lang Michener LLP(3)

10.1

Share Exchange Agreement among the Company, the Vendor, Power Air, the HDH Group and Mr. Haley, dated for reference effective on August 22, 2005(2)

10.2

Stephen Williams Services Contract between the Company and Stephen Williams, dated for reference effective on October 1, 2005(2)

10.3

Sales and Marketing Employment Agreement among the Company, Power Air and Donald Ceci, dated for reference effective on October 3, 2005(2)

10.4

Corporate Development Employment Agreement among the Company, Power Air and Remy Kozak, dated for reference effective on October 3, 2005(2)

10.5

Limited Exclusive Patent License Agreement dated March 8, 2001 between Power Air Tech, Inc. and the Regents of the University of California(3)

10.6

Amending Agreement to Service Agreement between the Company and Stephen Williams dated for reference May 29, 2006(3)

10.7

Employment Agreement between the Company and H. Dean Haley dated effective on April 1, 2006(3)

10.8

Amending Agreement to Corporate Development Employment Agreement between the Company and Remy Kozak dated for reference May 29, 2006(3)

21

List of Subsidiaries

23.1

Consent of Dale Matheson Carr-Hilton LaBonte(3)

 Exhibit
Number

Description of Exhibit

23.2

Consent of Armanino McKenna LLP(3)

23.3

Consent of Counsel (included in Exhibit 5.1)

24.1

Power of Attorney (Included on the signature page of this registration statement)

        Previously filed with the SEC as an exhibit to our Registration Statement on Form SB-2 as originally filed with the SEC on December 2, 2004.

        Previously filed with the SEC as an exhibit to our Current Report on Form 8-K as originally filed with the SEC on October 7, 2005.

        Filed as an exhibit to this registration statement on Form SB-2.

ITEM 28.          UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any additional or changed material information with respect to the plan of distribution,

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 14(d) of the Securities Exchange Act of 1934;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering;

4. That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Vancouver, Province of British Columbia, Canada, on June 8, 2006.

 POWER AIR CORPORATION

 By: /s/ Remy Kozak

Remy Kozak
President, Chief Executive Officer and Principal Executive Officer

POWER OF ATTORNEY

Know all persons by these presents that that each individual whose signature appears below constitutes and appoints Remy Kozak as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing under Rule 462 promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature

Title

Date

/s/ Remy Kozak
Remy Kozak

President, Chief Executive Officer and Principal Executive Officer

June 8, 2006

/s/ H. Dean Haley
H. Dean Haley

Executive Chairman, Chief Operating Officer and a director

June 8, 2006

/s/ Donald M. Prest
Donald M. Prest

Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

June 8, 2006

/s/ Stephen Harrison
Stephen Harrison

Director

June 8, 2006

/s/ William J. Potter
William J. Potter

Director

June 8, 2006

/s/ Paul D. Brock
Paul D. Brock

Director

June 8, 2006